                                                                     Exhibit 4.5


                                Dated 4 June 1999


                               GALEN HOLDINGS PLC

                                     -aiind-

                               DR. DALLAS BURSTON

                                      -and-

                                  LINDA BURSTON

                                      -and-

               THE TRUSTEES OF THE DALLAS BURSTON 1999 SETTLEMENT


                    -----------------------------------------
                                    AGREEMENT

               For the sale and purchase of all the issued shares
                    of Bartholomew-Rhodes Limited, Ashbourne
                 Pharmaceuticals (Holdings) Limited, Chargelink
                  Limited and Dallas Burston Healthcare Limited
                    -----------------------------------------









                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 020 7638 1111
                               Fax: 020 7972 7990

                                JXS/RRC/G82900001

                                    CONTENTS

CLAUSE                                                                      PAGE
1.   INTERPRETATION.......................................................     1
2.   SALE AND PURCHASE....................................................     7
3.   COMPLETION...........................................................     7
4.   PURCHASER'S POST-COMPLETION UNDERTAKINGS.............................     9
5.   DR. BURSTON POST-COMPLETION UNDERTAKINGS.............................    11
6.   WARRANTIES...........................................................    12
6A.  INDEMNITIES..........................................................    12
7.   PROTECTION OF GOODWILL...............................................    13
8.   CONFIDENTIAL INFORMATION.............................................    15
9.   INTELLECTUAL PROPERTY................................................    15
10.  ANNOUNCEMENTS........................................................    16
11.  COSTS................................................................    16
12.  EFFECT OF COMPLETION.................................................    16
13.  FURTHER ASSURANCES...................................................    16
14.  ENTIRE AGREEMENT.....................................................    17
15.  VARIATIONS...........................................................    17
16.  WAIVER...............................................................    17
17.  INVALIDITY...........................................................    18
18.  NOTICES..............................................................    18
19.  COUNTERPARTS.........................................................    19
20.  GOVERNING LAW AND JURISDICTION.......................................    19
21.  GROSS UP.............................................................    20
22.  ESCROW ARRANGEMENTS..................................................    20
23.  EXCLUDED CONTRACTS...................................................    22

SCHEDULE 1................................................................    24
Particulars relating to the Company.......................................    24
SCHEDULE 2................................................................     2
Particulars relating to the Companies.....................................     2
SCHEDULE 3................................................................     6
The Warranties............................................................     6
SCHEDULE 4................................................................    30
Limitations on Liability..................................................    30
SCHEDULE 5................................................................    34
Property Leases...........................................................    34
SCHEDULE 6................................................................    35
Indemnities...............................................................    35
SCHEDULE 7A...............................................................    37
Trade Marks...............................................................    37
SCHEDULE 7B...............................................................    38
Trade Mark Application....................................................    38
SCHEDULE 8................................................................    39
Product Licences..........................................................    39
SCHEDULE 9................................................................    42
Excluded Contracts........................................................    42
SCHEDULE 10...............................................................    46
Retained Employees........................................................    46

DOCUMENTS IN THE AGREED TERMS

Deed of Release of Companies/Directors
Directors/Secretary Resignation Letters
Voting Powers of Attorney
Tax Deed

THIS AGREEMENT is made on 4 June 1999

BETWEEN:

(1) GALEN HOLDINGS PLC (No. NI25836) whose registered office is at Seagoe Industrial Estate, Craigavon, Co. Armagh, Northern Ireland BT63 5UA (the "PURCHASER");

(2) DR. DALLAS BURSTON of The Old Rectory, Arthingworth, Market Harborough, Leicestershire LE16 8JT ("DR. Burston");

(3) LINDA BURSTON of The Old Rectory, Arthingworth, Market Harborough, Leicestershire LE16 8JT ("MRS BURSTON");

(4) DR. DALLAS JOHN BURSTON of The Old Rectory, Arthingworth, Market Harborough, Leicestershire, LE16 8JT and IAN MORRIS of Seckloe House, 101 North 13th Street, Central Milton Keynes, MK9 3NU as trustees of The Dallas Burston 1999 Settlement;

       (the parties numbered (2), (3) and (4) together, the "VENDORS").

THE PARTIES AGREE AS FOLLOWS:

1.     INTERPRETATION

1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:

       "ACCOUNTS" means the audited financial statements of the Companies, comprising the balance sheet and profit and loss account together in each case with the notes thereon, directors' report and auditors' certificate, as at and for the financial period ended on the relevant Accounts Date;

       "ACCOUNTS DATE" means 31 March 1999;

       "ACTIVITIES" means any activity, operation or process carried out by the Company at any property whether or not currently owned, occupied or used by the Company;

       "APHL" means Ashbourne Pharmaceuticals (Holdings) Limited (No.2238884);

       "ASSOCIATED COMPANY" has the meaning given to it in sections 416 et seq. TA;

       "BONUS NIC" means the amount of any national insurance contributions accountable for by the Company in respect of the payment to a senior employee of the Company in the accounting period of the Company ending 31 March 1998 in the form of gold coins, together with any interest or penalties thereon;

       "BRL" means Bartholomew-Rhodes Limited (No.2706002);

       "BUSINESS DATA" shall have the meaning given to it in clause 5.2;

       "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

       "CHARGELINK" means Chargelink Limited (No. 3064205);

       "COMPANIES" means APHL, BRL, DBHL and Chargelink and "COMPANY" means any or all of them as the context admits;

       "COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 3;

       "COMPLETION DATE" means the date on which Completion occurs;

       "CONFIDENTIAL INFORMATION" means all information relating to any Company's business, or financial or other affairs (including future plans and targets of any Company) which is not in the public domain;

       "DIRECTOR'S LOAN" means all amounts owing by the Companies to Dr. Burston at Completion on his director's loan accounts;

       "DBHL" means Dallas Burston Healthcare Limited (No.3160430);

       "DISCLOSURE LETTER" means a letter of today's date together with the attachments thereto addressed by Dr. Burston to the Purchaser disclosing exceptions to the Warranties;

       "DISTRIBUTION" means a distribution as defined by sections 209 to 211 (inclusive) of the TA and section 418 of the TA;

       "ENCUMBRANCE" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

       "ENVIRONMENT" means any and all living organisms, ecosystems and the media of air (including air in buildings, natural or man-made structures, below or above ground) water, (as defined in section 104(1) of the Water Resources Act 1991 and within drains and sewers) and land (including under any water as described above whether above or below surface and including any buildings or structures on such land);

       "ENVIRONMENTAL LAWS" means all international, EU, national, federal, state or local statutes, (which for the avoidance of doubt shall include the Producer Responsibility Obligations (Packaging Waste) Regulations 1997, section 57 and schedule 22 of the Environment Act 1995 and the guidance and regulations adopted under those provisions), by-laws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection of or prevention of harm or nuisance to the Environment or the promotion of health and safety and/or the provision of remedies in respect of the same;

       "ESCROW ACCOUNT" means the joint deposit account in the names of the Vendor's Solicitors and the Purchaser's Solicitors number 50259993, Sort Code 20-61-51, held at the Escrow Bank;

       "ESCROW AMOUNT" means the sum of L150,000 or so much thereof as remains subject to the provisions of clause 22 from time to time;

       "ESCROW BANK" means Barclays Bank plc of Cliftonville Business Centre, Spring Villas, Cliftonville, Northampton, NN1 5ZF;

       "EXCLUDED CONTRACTS" means the contracts, invoices and other arrangements listed at schedule 9;

       "HAZARDOUS SUBSTANCE" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is capable of causing significant harm to the Environment;

       "KNOW-HOW" means confidential or proprietary industrial, technical or commercial information and techniques in any form (including paper, electronically stored data, magnetic media, files and micro film) including (without limitation to the foregoing) drawings, data relating to inventions, formulae, test results, reports, research reports, project reports and testing procedures, shop practices, instructions and training manuals, market forecasts, specifications, quotations, lists and particulars of customers and suppliers, marketing methods and procedures, show-how and advertising copy;

       "INSURANCE CLAIM" means the insurance claim submitted or in process of being submitted by BRL under its insurance policies in relation to a Golf VR6 registration number P493 TRP, which has been written off;

       "INTELLECTUAL PROPERTY" means any and all patents, trade marks, rights in designs, get-up, trade, business or domain names, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, Know-How, trade secrets and other Confidential Information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world;

       "ISOTARD STOCK" means the stock of any product marketed or to be marketed by the Companies or the Purchaser using the ISOTARD trademark;

       "ITA" means the Inheritance Tax Act 1984;

       "LONDON STOCK EXCHANGE" means the London Stock Exchange Limited;

       "PERMIT" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of each Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement and shall include without limitation the Product Licences and the current marketing rights held in respect of the Third Party Product Licences;

       "PRODUCT LICENCES" means the product licences owned by the Companies including but not limited to the product licences detailed at part 1 of schedule 8 but excluding the product licences and product licence applications referred to at clauses 4.1(b) and (c);

       "PRODUCT LICENCE DOSSIERS" means the product licence dossiers in respect of the development projects detailed at part 2 of schedule 8;

       "PROPERTY LEASES" means the property leases to which any of the Companies is a party, details of which are set out in schedule 5;

       "PURCHASER'S SOLICITORS ACCOUNT" means the account in the name of Ashurst Morris Crisp, number 00404241 at NatWest Bank Plc, Bishopsgate Branch, London, Sort Code 50-00-00;

       "PURCHASER'S GROUP" means the Purchaser, its holding companies and the subsidiary undertakings and associated companies from time to time of such holding companies, all of them and each of them as the context admits;

       "PURCHASER'S SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA;

       "RELATED PERSON" means:

       (a)    in relation to the Purchaser, the Purchaser's Group; and

       (b) in relation to the Vendors, the Vendors' Group, and also in relation to those Vendors who are natural persons:

              (i)    that Vendor's spouse;

              (ii) that Vendor's children, grandchildren, parents, siblings, nieces and nephews;

              (iii) the spouses of the persons referred to in paragraph (b)(ii) of this definition;

              (iv)   the children of the spouses referred to in paragraph
                     (b)(iii) of this definition (not being children of the persons referred to in paragraph (b)(ii));

       "RETAINED EMPLOYEES" means any persons who are or have been at any time prior to Completion employed by the Company or engaged by the Vendors to any extent working in the business of the Company including those persons set out in schedule 10;

       "SHARES" means all of the issued shares in the capital of APHL, BRL, DBHL and Chargelink;

       "SUBSTANTIAL CUSTOMER" means a customer accounting for more than five per cent. of a Company's sales in the financial year ended on the Accounts Date;

       "SUBSTANTIAL SUPPLIER" means a supplier accounting for more than five per cent. of a Company's purchases in the financial year ended on the Accounts Date;

       "SYSTEMS" means all plant, equipment, systems, devices and components which contain or are controlled or monitored by computer systems, microprocessors or software;

       "TA" means the Income and Corporation Taxes Act 1988;

       "TAX" or "tax" shall have the meaning given to it in the Tax Deed;

       "TAXATION AUTHORITY" means any local, municipal, governmental, state, federal or fiscal, revenue, customs or excise authority, body, agency or official anywhere in the world having or purporting to have power or authority in relation to Tax including the Inland Revenue and HM Customs and Excise;

       "TAXATION STATUTES" means all statutes, statutory instruments, orders, enactments, laws, by-laws, directives and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

       "TAX DEED" means a deed of indemnity in the agreed terms;

       "TCGA" means the Taxation of Chargeable Gains Act 1992;

       "TERRITORY" means the United Kingdom;

       "THIRD PARTY PRODUCT LICENCES" means product licences owned by third parties and which are marketed by any Company including but not limited to the product licences as detailed at part 4 of schedule 8;

       "TRADEMARKS" means trademarks owned by the Companies as detailed at
       Schedule 7A and the trademark application as detailed in schedule 7B;

       "TMA" means the Taxes Management Act 1970;

       "VATA" means the Value Added Tax Act 1994 and "VAT LEGISLATION" means VATA and all regulations and orders made thereunder;

       "VENDORS' GROUP" means any companies directly or indirectly controlled by one or more of the Vendors, excluding the Companies, all of them and each of them as the context admits;

       "VENDORS' REPRESENTATIVE" means Dr. Burston;

       "VENDORS' SOLICITORS ACCOUNT" means the account in the name of Eyton Morris Winfield, number 10305332 at Barclays Bank plc of Cliftonville Business Centre Branch, Northampton, Sort Code 20-61-51;

       "VENDORS' SOLICITORS" means Eyton Morris Winfield of Seckloe House, 101 North 13th Street, Central Milton Keynes, MK9 3N11;

       "WARRANTIES" means the warranties set out in schedule 3.

1.2    In this agreement unless otherwise specified, reference to:

       (a)    a "SUBSIDIARY UNDERTAKING" is to be construed in accordance with section 258 of the Companies Act 1985 and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of that Act;

       (b) a document in the "AGREED TERMS" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

       (c)    "FA" followed by a stated year means the Finance Act of that year;

       (d) "INCLUDES" and "INCLUDING" shall mean including without limitation;

       (e) a "PARTY" means a party to this agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his or her estate and personal representatives;

       (f) a "PERSON" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

       (g) a "STATUTE" or "STATUTORY INSTRUMENT" or "ACCOUNTING STANDARD" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

       (h) "CLAUSES", "PARAGRAPHS" or "SCHEDULES" are to clauses and paragraphs of and schedules to this agreement;

       (i) "WRITING" includes any methods of representing words in a legible form other than writing on an electronic or visual display screen or in other non-transitory form;

       (j) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

1.5 Save as otherwise provided, the obligations and liabilities of the Vendors under this agreement shall be joint and several.

1.6 Any question of whether a person is connected with another shall be determined in accordance with section 839 of the TA (except that in construing section 839 "CONTROL" has the meaning given by section 840 or section 416 of the TA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the TA.

2.     SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement the Vendors as legal and beneficial owners and with full title guarantee shall sell and the Purchaser shall purchase the Shares with effect from Completion free from any Encumbrance together with all accrued benefits and rights attached thereto and all dividends declared after the Accounts Date in respect of the Shares, save for the scrip dividend declared by BRL on 2 June 1999.

2.2 The Vendors waive or agree to procure the waiver of any rights or restrictions conferred upon them or any other person which may exist in relation to the Shares under the articles of the Companies or otherwise.

2.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the Vendors complete the sale of all of the Shares simultaneously, but completion of the purchase of some of the Shares shall not affect the rights of the Purchaser with respect to its rights to the other of the Shares.

2.4 The consideration for such sale and purchase shall be the total sum of L19,106,719 to be satisfied in cash on Completion (the "CONSIDERATION").

3.     COMPLETION

3.1 Completion shall take place at the offices of the Vendors' Solicitors or at such other place as the parties may agree immediately after the execution of this agreement.

3.2 On Completion the Vendors shall deliver to or, if the Purchaser shall so agree, make available to the Purchaser:

       (a) transfers in common form relating to all the Shares duly executed in favour of the Purchaser (or as it may direct);

       (b)    share certificates relating to the Shares;

       (c) any waivers or consents by any persons which the Purchaser has specified prior to Completion in the agreed terms so as to enable the Purchaser or its nominees to be registered as the holders of the Shares;

       (d) resignations in the agreed terms duly executed as deeds of all the directors and the secretary of each Company from their offices as director or secretary of and their employment with each Company containing a confirmation that they have no claims (whether statutory, contractual or otherwise) against any Company for compensation for loss of office or termination of employment or for unpaid remuneration or otherwise together with delivery to the Purchaser of all property of any Company in their possession or under their control;

       (e) the written resignations of the auditors of each Company containing an acknowledgement that they have no claim against any Company for compensation for loss of office, professional fees or otherwise and a statement under section 394(1) of the Companies Act 1985;

       (f) the common seals, certificates of incorporation and statutory books, share certificate books and cheque books of each Company;

       (g)    the Tax Deed duly executed by Dr. Burston;

       (h) to the extent not in the possession of any Company, all books of account or references as to customers and/or suppliers and other records (including without limitation records relating to or embodying the Companies Intellectual Property) and all insurance policies in any way relating to or concerning the businesses of any Company;

       (i) to the extent not in the possession of any Company, all licences, consents, Permits and authorisations obtained by or issued to any Company or any other person in connection with the business carried on by any Company and such contracts, deeds or other documents (including assignments of any such licences) as shall have been required by the Purchaser's Solicitors prior to the date hereof;

       (j) a release in the agreed terms duly executed as a deed, in a form satisfactory to the Purchaser, releasing each Company and their respective officers or employees from any liability whatsoever (actual or contingent) which may be owing to the Vendors or any of their Related Persons by any Company except those arising in the ordinary course of trade;

       (k) voting powers of attorney in relation to the Shares in the agreed terms duly executed by the relevant Vendors.

3.3 At or prior to Completion (and prior to the taking effect of the resignations of the directors referred to in clause 3.2(d) above) the Vendors shall procure passing of board resolutions of each Company in the agreed terms:

       (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares;

       (b) appointing Dr. John King and Geoffrey Elliott to be the directors and Stephen Campbell to be the secretary of each Company;

       (c) revoking all mandates to bankers and giving authority in favour of the directors appointed under clause 3.3(b) above and Stephen Campbell and Paul Brown or such other persons as the Purchaser may nominate to operate the bank accounts thereof;

       (d) resolving that the registered office of each Company be changed to Broadwalk House, 5 Appold Street, London, EC2A 2HA;

       (e)    changing the accounting reference date of each Company to 30
              September.

3.4    The Vendors shall procure that at Completion:

       (a) there are repaid all sums (if any) owing to any Company by the Vendors or by the directors of any Company or any of their Related Persons except those arising in the ordinary course of trade and whether or not such sums are due for repayment;

       (b) each Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any person other than another Company;

       and prior to such repayment or release the Vendors undertake to the Purchaser (on behalf of themselves and as trustee on behalf of each Company) to keep each Company fully indemnified against any failure to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

3.5 Upon compliance by the Vendors with the provisions of clauses 3.2, 3.3 and 3.4 the Purchaser shall:

       (a) provide for the transfer by CHAPS of L18,548,937 to the Vendors' Solicitors Account; and

       (b) deliver to the Vendors a counterpart of the Tax Deed duly executed by the Purchaser;

       (c) procure the repayment by BRL and DBHL to Dr. Burston of the sum of L425,230 in full satisfaction of the Director's Loan by CHAPS to the Vendors' Solicitors Account;

       (d) procure the payment by BRL to Barclays Bank plc of L748,557 to discharge the amount owed by BRL to Barclays Bank plc at Completion by CHAPS to the account in the name of BRL, at the Escrow Bank;

       (e) provide for the transfer by CHAPS of the Escrow Amount to the Escrow Account.

3.6 Payment by telegraphic transfer to the Vendors' Solicitors Account for the sum of the amounts stated in clauses 3.5(a), (c) and (d) shall constitute full payment of the Consideration (less the Escrow Amount) and the Director's Loan and the Company overdraft accounts at Barclays Bank plc and shall discharge the obligations of the Purchaser in relation to the payment thereof and the Purchaser shall not be concerned to see that the monies transferred are applied in paying the Vendors, the Vendors' Group or any person in accordance with their respective entitlements.

4.     PURCHASER'S POST-COMPLETION UNDERTAKINGS

4.1 The Purchaser undertakes to procure that each Company executes all necessary applications, consents and other documentation prepared by the Vendors' Group at the Vendors' Group expense in connection with applications to the United Kingdom Medicine Control Agency for:

       (a) cross referral product licences in favour of the Vendors' Group relating to the following products only to the extent that the cross referral product licences are used in the development of novel delivery systems for such products or used for the distribution of such products outside the Territory:

              (i)    Salbutamol nebuliser 1% and 2%

              (ii)   Ipratropium nebuliser 1ml and 2ml

              (iii)  Saline Solution 2.5ml

              (iv)   Terbutaline nebuliser.

       (b) change of name of the product licence holder in favour of the Vendors' Group relating to the following products for which product licence applications have been submitted but not granted:

              (i) subject to the provisions of clause 5.3, Diclofenac MR tablets 75mg and 100mg

              (ii)   Sodium Cromoglycate nebuliser

              (iii)  Nifedipine MR tablets 20mg

              (iv)   Betahistine 8mg and 16mg tablets.

       (c) change of name of the product licence holder in favour of the Vendors' Group relating to the following products for which product licences have been granted:

              (i)    Medicinal Bath Oil

              (ii)   Buspirone Hydrochloride 5mg

              (iii)  Buspirone Hydrochloride 10mg

              (iv)   Captopril 12.5mg, 25mg and 50mg tablets

              (v)    Diltiazem 120mg capsules (for PL 16900/0018 only)

              (vi)   Tamoxifen 10mg, 20mg and 40mg tablets.

4.2 The Purchaser undertakes to procure that no Company shall withdraw or amend any application currently pending made by any Company or made by any Company pursuant to clause 4.1 to transfer a product licence or a product licence application to the Vendors' Group or to create a cross-referral product licence in favour of the Vendors' Group without the written consent of the Vendors' Representative.

4.3 The Purchaser shall procure that APHL, DBHL and BRL shall as soon as reasonably practicable and in any event prior to 31 January 2001, change their corporate names to names which do not include the "Ashbourne" or "Dallas Burston" or "Bartholomew Rhodes" names or any name intended or likely to be confused or associated with the same and shall procure registration of the new names with Companies House promptly thereafter and upon receipt of confirmation from

       Companies House that such name changes have been effected, the Purchaser shall provide written proof thereof to the Vendors' Representatives.

4.4 The Purchaser undertakes to procure that APHL provides the Vendors' Group all such assistance as it may reasonably require at the cost of the Vendors' Group in effecting the change of the Medicine Control Agency stem member of Ashbourne Pharmaceuticals Limited.

4.5 The Purchaser shall procure that BRL at the cost of the Vendors' Group, provides such reasonable assistance as the Vendors' Group requires in terminating the employment of the Retained Employees within ten Business Days from Completion.

4.6 The Purchaser agrees that it shall receive the proceeds of the Insurance Claim as trustees for the Vendors' Group and shall notify Dr. Burston upon receipt of such proceeds and shall within five Business Days of its receipt pay such proceeds to the Vendors' Group as directed by Dr. Burston. The Purchaser further agrees to forward any enquiries relating to the Insurance Claim to Dr. Burston as soon as practicable.

5.     DR. BURSTON POST-COMPLETION UNDERTAKINGS

5.1 Dr. Burston undertakes to procure that no later than ten Business Days from Completion the Vendors' Group delivers letters to the Retained Employees confirming that:

       (a) such employees are from the date of this agreement employed by a member of the Vendors' Group and not by BRL; and

       (b) such employees' terms and conditions of employment and continuity of employment remain unaffected.

5.2 Dr. Burston undertakes to procure that no later than five Business Days from Completion or later, if requested by the Purchaser BRL deliver to the Purchaser in an electronically stored form acceptable to the
       Purchaser:

       (a)    BRL's stock and stock control data;

       (b)    BRL's data processing data;

       (c)    BRL's sales order processing data;

       (d) BRL's OPERA system which comprises sales module, purchase module and nominal module;

       (e)    BRL's customer and supplier information and price lists.

5.3 Dr. Burston undertakes to procure that the Vendors' Group executes all necessary applications, consents and other documentation prepared by the Vendors' Group at the Purchaser's Group's expense in connection with applications to the United Kingdom Medicine Control Agency for cross referral product licences in favour of the Purchaser's Group for the products Diclofenac MR tablets 75mg and 100mg.

5.4 Dr. Burston undertakes to procure that the Vendors' Group within 20 Business Days of Completion delivers to the Purchaser copies of the bio-equivalence studies for isosorbide mononitrate 60mg XL tablet and 50mg XL capsule which shall be utilised by the Purchaser only in connection with application for product licences for such products in the Republic of Ireland.

6.     WARRANTIES

6.1 Dr. Burston warrants to the Purchaser in the terms of the Warranties which Warranties shall remain in full force and effect after Completion.

6.2 Any information supplied by or on behalf of any Company to or on behalf of Dr. Burston in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of any Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by any Company and Dr. Burston undertakes to the Purchaser (on behalf of himself and as trustee of each Company and their respective directors, employees, agents and advisers) that he will not bring any and all claims which he might otherwise have against any Company or any of their respective directors, employees, agents or advisers in respect thereof including in respect of fraud or fraudulent concealment.

6.3 Each of the Warranties shall be construed as a separate warranty, and (unless expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

6.4 The liability of Dr. Burston under the Warranties shall be limited if and to the extent that the limitations referred to in schedule 4 apply.

6.5 No information relating to any Company of which the Purchaser has knowledge (actual or constructive) other than that contained in or referred to in this agreement and/or included in the Disclosure Letter and no investigation by or on behalf of the Purchaser shall prejudice any claim by the Purchaser under the Warranties or reduce any amount recoverable thereunder.

6A.    INDEMNITIES

6A.1   Dr. Burston undertakes to the Purchaser in the terms of schedule 6.

6A.2 Dr. Burston undertakes to indemnify the Purchaser for and against all liabilities, claims, losses, damages, costs and expenses incurred or suffered by the Purchaser in the event of the failure of Holopack GmbH ("HOLOPACK") to supply all or any of the products currently supplied by it pursuant to the Supply Agreement between Holopack and Ashbourne Pharmaceuticals Limited during the six month period following such failure provided that the amount payable in relation to any failure by Holopack to supply product shall be limited on a product by product basis as follows:

       (a)    for the product Ipratropium Nebuliser 250mg/ml 1 + 2 ml L185,016;

       (b)    for the product Salbutamol Nebuliser 1mg/ml and 2mg/ml L118,554;

       (c) for the product Saline Diluent 2.5ml and for the product Saline Medical Device Irrigation 20ml L1,836; and

       (d)    for the product Terbutaline Nebuliser 2.5mg/ml L7,824.

6A.3 If the Purchaser (acting reasonably) elects to withdraw product marketed by the Purchaser using the ISOTARD trademark to avoid litigation or other proceedings being instituted by the registered proprietor of the trademark ISOCARD, Dr. Burston undertakes to purchase all Isotard Stock in the possession of the Purchaser at the price at which it was purchased by the Purchaser provided that the aggregate purchase price payable by Dr. Burston under this clause 6A.3 shall not exceed L200,000 (exclusive of VAT).

6A.4 If the Purchaser (acting reasonably) elects to recall product marketed by the Purchaser using the ISOTARD trademark to avoid litigation or other proceedings being instituted by the registered proprietor of the trademark ISOCARD which product has previously been sold to customers (the "RECALL"), Dr. Burston undertakes to purchase all such Isotard Stock at the prices at which it was sold to customers by the Purchaser provided that the aggregate amount payable by Dr. Burston under this clause 6A.4 shall not exceed L140,000 (exclusive of VAT).

6A.5 Dr. Burston undertakes to indemnify the Purchaser for all costs and expenses incurred in, and fees payable pursuant to, the negotiation and execution of a co-existence agreement between the Purchaser and the registered proprietor of the trademark ISOCARD in relation to the use of the ISOTARD trademark provided that:

       (a) Dr. Burston shall be given notice by the Purchaser of the commencement of and kept informed as to the progress of, such negotiations; and

       (b) the aggregate amount payable by Dr. Burston under this clause 6A.5 shall not exceed the amount which would be payable by Dr. Burston under clause 6A.3 had the Purchaser made the election contemplated by clause 6A.3;

       (c) the Purchaser shall not conclude such negotiations without prior consultation with Dr. Burston as to the proposed material terms of any such agreement.

6A.6 In the event of a claim being satisfied by Dr. Burston under clauses 6A.3 and/or 6A.4 then Dr. Burston shall have no liability to the Purchaser under clause 6A.5 and vice versa.

6A.7 Any amounts payable by Dr. Burston under this clause 6A shall be made to the Purchaser within five Business Days following Dr. Burston being invoiced therefor.

6A.8 For the purpose of this clause 6A, "PURCHASER" shall include the Companies and the Purchaser's Group.

7.     PROTECTION OF GOODWILL

7.1 Dr. Burston hereby undertakes to procure that (except as otherwise agreed in writing with the Purchaser) he will not either solely or jointly with any other person, including without limitation any Related Persons (either on their own account or as the agent of any other person):

       (a) subject to the provision of clause 7.1(d) for a period of three years from Completion carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested directly or indirectly in a business which supplies pharmaceuticals products with the same active ingredients, presentation and strength as the products listed at parts 1 to 3 inclusive of schedule 8 and the product Isosorbide Mononitrate 30mg tablet SR in the United Kingdom and/or the Republic of Ireland;

       (b) subject to the provision of clause 7.1(d) for a period of three years from Completion solicit or accept the custom of any person in respect of pharmaceutical products with the same active ingredients, presentation and strength as the pharmaceuticals products listed at Parts 1 and 3 inclusive of schedule 8 supplied by any Company in the United Kingdom and/or the Republic of Ireland during the period of 24 months prior to Completion, such person having been a customer of any Company in respect of such products during such period;

       (c) use any Trademark or any other name intended or likely to be confused with any Trademark;

       (d) nothing contained in the provisions of sub-clauses of sub-clauses shall prevent:

              (i) the sale by the Vendors' Group of Isosorbide Mononitrate 40mg S R tablets under the brand names Monit and/or Ismo to fill prescriptions written by such brand names; or

              (ii) the marketing and distribution of pharmaceuticals products by the Vendors' Group to dispensing doctors in the Territory.

7.2 Dr. Burston hereby further undertakes for a period of three years from Completion that he will not, and will not procure the Vendors' Group to, directly or indirectly sell or otherwise dispose of any rights in the following to a person other than the Vendors' Group:

       (a)    the cross-referral product licences referred to at clause 4.1(a);

       (b)    the product licence for Diltiazem 120mg capsules IPL 16900/0018;

       (c) the product licences for Diclofenac MR tablets 75mg and 100mg owned by the Vendors' Group; and

       (d)    the product licence for Aspirin 300mg e.c. owned by the Vendors'
              Group.

7.3 Dr. Burston agrees that the undertakings contained in this clause 7 are reasonable and are entered into for the purpose of protecting the goodwill of the business of each Company and that accordingly the benefit of the undertakings may be assigned by the Purchaser and its successors in title without the consent of the Vendors' Representative.

7.4 Each undertaking contained in this clause 7 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind Dr. Burston.

7.5 If any undertaking contained in this clause 7 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 7.5) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

7.6 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 (unless this agreement is a non-notifiable agreement pursuant to section 27A of that Act), shall take effect until the day after particulars of this agreement have been furnished to the Director-General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression "this agreement" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

8.     CONFIDENTIAL INFORMATION

8.1    The Vendors shall:

       (a) not, and shall procure that none of their Related Persons or any director, officer or employee or adviser or agent of the Vendors' Group shall, use or disclose to any person Confidential Information; and

       (b) use all reasonable endeavours to prevent the use or disclosure of Confidential Information by any person other than by members of the Purchaser's Group.

8.2    Clause 8.1 does not apply to:

       (a) disclosure of Confidential Information to or at the written request of the Purchaser;

       (b) use or disclosure of Confidential Information required to be disclosed by law, regulation, any revenue authority or the London Stock Exchange;

       (c) disclosure of Confidential Information to professional advisers for the purpose of advising any of the Vendors; or

       (d) Confidential Information which is in the public domain other than by a breach by any of the Vendors of clause 8.1.

9.     INTELLECTUAL PROPERTY

       The Vendors shall not, and shall procure that none of the Vendors' Related Persons or any third party shall, use or disclose to any person any of the Intellectual Property owned by or licensed to any Company except where such use or disclosure is required by the Purchaser pursuant to the further assurance provisions of clause 13.

10.    ANNOUNCEMENTS

10.1 The Vendors and the Purchaser shall not, without the prior written consent of the other party, disclose the making of this agreement nor its terms nor any other agreement referred to in this agreement and shall procure that each of their Related Persons and its professional advisers shall not make any such disclosure without the prior consent of the other party unless disclosure is to its professional advisers or required by law or by the London Stock Exchange provided that this clause 10.1 does not apply to announcements, communications or circulars made or sent by the Purchaser after Completion to customers, clients or suppliers of any Company to the extent that it informs them of the Purchaser's acquisition of the Shares or to any announcements sent by the Vendors or the Purchaser after Completion containing only information which has become generally available.

10.2 The restrictions contained in clause 10.1 shall apply without limit of time.

11.    COSTS

       Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares.

12.    EFFECT OF COMPLETION

12.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

12.2 The remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

13.    FURTHER ASSURANCES

13.1 Following Completion the Vendors shall from time to time forthwith upon request from the Purchaser at the Purchaser's expense do or procure the doing of all acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Purchaser for the purpose of vesting in the Purchaser the full legal and beneficial title to the:

       (a) Shares and otherwise giving the Purchaser the full benefit of this agreement; and

       (b)    Product Licences, the Product Licence Dossiers and the Trademarks.

13.2 For a reasonable period following Completion the Vendors shall, or shall procure that the Vendors' Group shall, at the Purchaser's expense, provide:

       (a) such financial and regulatory information in relation to the Product Licences, Product Licence Dossiers and Trademarks; and

       (b) such assistance in relation to any information technology problems arising from the Purchaser's use of the Business Data within a reasonable time following the Purchaser's request for such assistance; and

       (c) such assistance in relation to the transfer to the Purchaser of any telephone and facsimile numbers primarily used by the Company as the Purchaser may reasonably request.

14.    ENTIRE AGREEMENT

14.1 Each party on behalf of itself and as agent for each of its Related Persons acknowledges and agrees with the other parties (each such party acting on behalf of itself and as agent for each of its Related Persons) that:

       (a) this agreement together with any other documents referred to in this agreement (together the "TRANSACTION DOCUMENTS") constitute the entire and only agreement between the parties and their respective Related Persons relating to the subject matter of the Transaction Documents;

       (b) neither it nor any of its Related Persons have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it (acting on behalf of itself and as agent on behalf of each of its Related Persons) unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

       PROVIDED THAT the provisions of this clause 14 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

15.    VARIATIONS

       This agreement may be varied only by a document signed by the Vendors' Representative and the Purchaser.

16.    WAIVER

16.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

16.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Vendors' Representative and the Purchaser.

16.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

17.    INVALIDITY

17.1 If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

17.2 the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

17.3 the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

       shall not be affected or impaired in any way.

18.    NOTICES

18.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

       In the case of the Purchaser to:

       Galen Holdings plc
       Seagoe Industrial Estate
       Craigavon
       Co. Armagh
       Northern Ireland BT63 5UA
       Fax: 01762 331500
       Attention: Stephen Campbell

       with a copy to the Purchaser's Solicitors at the address set out in this agreement marked for the attention of Richie Clark/Noelle Colfer.

       In the case of the Vendors' Representative to:

       Dr. D J Burston
       Hill Farm
       Victors Barns
       Brixworth
       Northampton

       NN6 9DQ
       Fax: 01604 880957
       Attention: Dr. D J Burston

       with a copy to the Vendors' Solicitors at the address set out in this agreement marked for the attention of Ian Morris and shall be deemed to have been duly given or made as follows:

       (a) if personally delivered, upon delivery at the address of the relevant party;

       (b) if sent by first class post, two Business Days after the date of posting; and

       (c)    if sent by fax, when despatched;

       provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

18.2 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 18.1 provided that such notification shall only be effective on:

       (a) the date specified in the notification as the date on which the change is to take place; or

       (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

19.    COUNTERPARTS

       This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by both parties.

20.    GOVERNING LAW AND JURISDICTION

20.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

20.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

20.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 20 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

20.4 Without prejudice to any other permitted mode of service the parties agree that service of any claim, writ, notice or other document ("DOCUMENTS") for the purpose of any Proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of:

       (a) any of the Vendors to the Vendors' Solicitors at the address set out in this agreement (marked for the attention of Ian Morris); and

       (b) the Purchaser to the Purchaser's Solicitors at the address set out in this agreement (marked for the attention of Richie Clark/Noelle Colfer)

       or such other person and address in England and/or Wales as the Vendors' Representative shall notify the Purchaser in writing or the Purchaser the Vendors' Representative from time to time.

21.    GROSS UP

       All sums payable by Dr. Burston under schedule 6 shall be paid free and clear of all deductions or withholdings (including Tax) unless the deduction or withholding is required by law, in which event or in the event that the Purchaser shall incur any liability for Tax chargeable or assessable in respect of any payment pursuant to this agreement, Dr. Burston shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Purchaser (after Tax) will equal the full amount which would have been received and retained by it had no such deduction or withholding been made and/or no such liability to Tax been incurred and in applying this clause 21 no account shall be taken of the extent to which any liability for Tax may be mitigated or offset by any Relief (as defined in the Tax Deed) available to the Purchaser so that where such Relief is available the additional amount payable hereunder shall be the amount which would have been payable in the absence of such availability.

22.    ESCROW ARRANGEMENTS

22.1   OPERATION OF THE ESCROW ACCOUNT

       (a) The Escrow Amount shall be paid to the Escrow Account by the Purchaser at Completion in accordance with clause 3.6 and the monies making up the Escrow Amount shall be kept separate from and not co-mingled with any other monies (save for interest on the Escrow Amount).

       (b) Neither the Vendors' Solicitors nor the Purchaser's Solicitors shall be deemed to be trustees and shall have no obligations in connection with the Escrow Account or its administration other than those set out in this clause 22.

       (c) No payment out of the Escrow Account shall be authorised nor will it be requested except as prescribed in clauses 2.2 1(d) to (g) inclusive and following the delivery to the Escrow Bank of mandated instructions in the agreed terms signed by one partner of each of the Vendors' Solicitors and Purchaser's Solicitors. Any signature and/or action required so that a payment may be made under the terms of this clause 22 shall not be unreasonably withheld or delayed.

       (d) If the Contributions Agency notifies the Company that no amount in relation to Bonus NIC is payable by the Company, then within five Business Days of the receipt of such notice each of the Vendors' Representative and the Purchaser shall give or procure that instructions are given to the Escrow Bank in accordance with clause 22.1(c) for a sum to be paid to the Vendors' Representative on behalf of the Vendors equal to the Escrow Amount, plus all accrued interest in accordance with clause 22.1(g).

       (e) If the Contributions Agency notifies the Company that Bonus NIC is payable by the Company then subject to the provisions of clause 5 of the Tax Deed (with necessary changes) within five Business Days of receipt of such notice each of the Vendors' Representative and the Purchaser shall give or procure that instructions are given to the Escrow Bank in accordance with clause 22.1(c) and, if applicable clause 22.1(g) for a sum to be paid to the Purchaser equal to the lesser of the Bonus NIC and the Escrow Amount (including all accrued interest in relation to the Escrow Amount).

       (f) If following a payment to the Purchaser pursuant to clause 22.1(e) any balance remains in the Escrow Account, then each of the Vendors' Representatives and the Purchaser shall give or procure that instructions are given to the Escrow Bank in accordance with clause 22.1(c) for a sum to be paid to the Vendors' Representative on behalf of the Vendors equal to such balance plus any accrued interest remaining in thereon in accordance with clause 22.1(g).

       (g) Interest accruing to the Escrow Account shall belong to the Purchaser to the extent that any such interest is necessary to be added to the Escrow Amount in order to equal any Bonus NIC payable pursuant to clause 22.1(e), and in all other cases it shall belong to the Vendors and the Escrow Bank shall be mandated to pay such interest accordingly.

       (h)    All payment under this clause 22 to be made:

              (i) to the Purchaser, shall be paid by CHAPS to the Purchaser's Solicitors Account; and

              (ii) to the Vendors, shall be paid by CHAPS to the Vendors' Solicitors Account,

              or by CHAPS to such other account as any party shall notify the others in writing from time to time.

       (i) Any payment to the Purchaser pursuant to this clause 22 shall be considered to be a reduction in the Consideration.

23.    EXCLUDED CONTRACTS

23.1 Dr. Burston agrees with the Purchaser with effect from the Completion Date to procure that the Vendors' Group assumes the obligations of and becomes entitled to the benefits of the Companies under the Excluded Contracts and Dr. Burston shall procure that the Vendors' Group carries out, performs and completes all the obligations and liabilities created by or arising under the Excluded Contracts from the Completion Date and Dr. Burston shall indemnify the Purchaser and keep it fully indemnified against all liabilities, losses, actions, proceedings, costs, claims, demands and expenses brought or made against or incurred by the Purchaser in respect of the non-performance or defective or negligent performance by the Vendors' Group of the Excluded Contracts.

23.2 In so far as any of the Excluded Contracts are not assignable to the Vendors' Group without the agreement of or novation by or consent to the assignment from another party, this agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment could constitute a breach of the same. In the event that consent or novation is required to such assignment:

23.2.1 the Purchaser shall, at Dr. Burston's request (acting reasonably) and cost, use reasonable endeavours with the co-operation of Dr Burston and/or the Vendors' Group to procure such novation or assignment;

23.2.2 unless and until any such Excluded Contract shall be novated or assigned the Purchaser shall hold the same in trust for the Vendors' Group and its successors in title absolutely and Dr. Burston shall procure that the Vendors' Group shall (if such sub-contracting is permissible and lawful under the Excluded Contract in question) act as the Purchaser's sub-contractor and perform all the obligations of the Purchaser under such Excluded Contract;

23.2.3 unless and until any such Excluded Contract shall be novated or assigned the Purchaser will (so far as it lawfully may) give all such assistance to the Vendors' Group (and at the cost of Dr. Burston) as Dr. Burston may reasonably require to enable it to enforce its rights under such Excluded Contract.

23.3 If such consent or novation is not obtained the Purchaser will co-operate with the Vendors' Group in any reasonable arrangement designed to provide for the Vendors' Group the benefits under any of the Excluded Contracts including enforcement (subject to the Purchaser being indemnified and secured to its reasonable satisfaction against all costs and expenses which may be incurred by reason of such enforcement) at the cost and for the account of Dr. Burston or as Dr. Burston shall direct of any and all rights of the Purchaser against the other party to the Excluded Contract arising out of any cancellation by such other party or otherwise. If and to the extent that in respect of such Excluded Contracts any such arrangements cannot be made neither the Purchaser nor Dr. Burston shall without prejudice to clause 23.1 have any further obligation to the other.

23.4 To the extent that any payment is made to the Purchaser in respect of the Excluded Contracts on or after the Completion Date the Purchaser shall receive the same as trustee and shall record such payments separately in its books and shall account to the Vendors' Group as directed by Dr. Burston for the same within five Business Days of receipt.

23.5 If Dr. Burston shall reasonably require, the Purchaser shall (subject to the Purchaser being indemnified and secured to its reasonable satisfaction against all costs and expenses incurred by such action) procure that the Companies take such action as Dr. Burston may reasonably request in writing to negotiate, avoid, dispute, resist, compromise or defend or appeal against any claims or disputes relating to or arising from the Excluded Contracts including the institution and defence of proceedings and the instruction of any agent or professional advisor of Dr. Burston or the delegation of such action to Dr. Burston.

    IN WITNESS whereof this agreement has been executed on the date first above written.

                                   SCHEDULE 1

                       PARTICULARS RELATING TO THE COMPANY

I.       BRL

 ----------------------------------------------------------------------------------------------------------------
              NAMES & ADDRESSES OF THE         NUMBER OF SHARES HELD IN         CASH CONSIDERATION (L)
              VENDORS                          BARTHOLOMEW-RHODES LIMITED
                                                                                   -
 ----------------------------------------------------------------------------------------------------------------
 1.           Dallas John Burston              97 Ordinary and 969,903 A        L18,533,418
              The Old Rectory                  Ordinary
              Arthingworth
              Market Harborough
              Leicestershire LE16 8JT
 ----------------------------------------------------------------------------------------------------------------
 2.           Linda Frances Burston            1 Ordinary and 9,999 A           L191,066
              The Old Rectory                  Ordinary
              Arthingworth
              Market Harborough
              Leicestershire LE16 8JT
 ----------------------------------------------------------------------------------------------------------------
 3.           Dallas John Burston              2 Ordinary and 19,998 A          L382,132
              The Old Rectory                  Ordinary
              Arthingworth
              Market Harborough
              Leicestershire LE16 8JT and
              Ian Morris of Seckloe House,
              101 North 13th Street, Central
              Milton Keynes, MIK9 3NU as
              trustees of The Dallas
              Burston 1999 Settlement
 -----------------------------------------------------------------------------------------------------------------

 II.        APHL

 ----------------------------------------------------------------------------------------------------------------
              NAMES & ADDRESSES OF THE         NUMBER OF SHARES HELD IN         CASH CONSIDERATION (L)
              VENDORS                          ASHBOURNE PHARMACEUTICALS
                                               (HOLDINGS) LIMITED
 ----------------------------------------------------------------------------------------------------------------
 1.           Dallas John Burston              1                                  1
              The Old Rectory
              Arthingworth
              Market Harborough
              Leicestershire LE16 8JT
 ----------------------------------------------------------------------------------------------------------------
 2.           Linda Frances Burston            1                                  1
              The Old Rectory
              Arthingworth
              Market Harborough                                       ~
              Leicestershire LE16 8JT
 ----------------------------------------------------------------------------------------------------------------

III.     CHARGELINK

 ----------------------------------------------------------------------------------------------------------------
              NAMES & ADDRESS OF THE           NUMBER OF SHARES HELD IN         CASH CONSIDERATION (L)
              VENDORS                          CHARGELINK LIMITED
 ----------------------------------------------------------------------------------------------------------------
1.             Dallas John Burston             1                                  1
               The Old Rectory
               Arthingworth
               Market Harborough
               Leicestershire LE16 8JT
-------------- ------------------------------- ---------------------------------- -------------------------------


IV.      DBHL

-------------- ------------------------------- -------------------------------- -------------------------------
               NAME & ADDRESS OF THE VENDOR    NUMBER OF SHARES HELD IN DALLAS  CASH CONSIDERATION (L)
                                               BURSTON HEALTHCARE LIMITED
-------------- ------------------------------- -------------------------------- -------------------------------
1.             Dallas John Burston             100                                100
               The Old Rectory
               Arthingworth
               Market Harborough
               Leicestershire LE16 8JT
-------------- ------------------------------- -------------------------------- -------------------------------

                                   SCHEDULE 2

                      PARTICULARS RELATING TO THE COMPANIES

                  ASHBOURNE PHARMACEUTICALS (HOLDINGS) LIMITED

Authorised share capital:           L10,000 - 10,000 ordinary shares of L1 each

Issued share capital:               L2 -2 ordinary shares of L1 each


Directors:                          Dallas John Burston
                                    Linda Frances Burston

Secretary:                          Linda Frances Burston

Auditors:                           None

Accounting reference date:          31 March


Registered office:                  Victors Barn
                                    Hill Farm
                                    Brixworth
                                    Northampton
                                    NN6 9DQ

                           BARTHOLOMEW-RHODES LIMITED

Authorised share capital:           L1,000,900 - 100 ordinary shares of L1 each
                                    and 999,900 A ordinary shares of L1 each



Issued share capital:               L1,000,000 - 100 ordinary shares of L1 each
                                    and 999,900 A ordinary shares of L1 each

Directors:                          Dallas John Burston
                                    Linda Frances Burston

Secretary:                          Linda Frances Burston and Ian Morris

Auditors:                           Grant Thornton
                                    Grant Thornton House
                                    Kettering Parkway
                                    Kettering
                                    Northants NN15 6XR

Accounting reference date:          31 March

Registered office:                  Victors Barn
                                    Hill Farm
                                    Brixworth
                                    Northampton
                                    NN6 9DQ

                               CHARGELINK LIMITED

Authorised share capital:           L1,000 - 1,000 ordinary shares of L1 each

Issued share capital:               L1 - 1 ordinary share of L1

Directors:                          Dallas John Burston
                                    Linda Frances Burston

Secretary:                          Dallas John Burston

Auditors:                           None

Accounting reference date:          31 March

Registered office:                  Victors Barn
                                    Hill Farm
                                    Brixworth
                                    Northampton
                                    NN6 9DQ

                        DALLAS BURSTON HEALTHCARE LIMITED


Authorised share capital:            L100 - 100 ordinary shares of L1 each

Issued share capital:                L100 - 100 ordinary shares of L1 each

Directors:                           Dallas John Burston
                                     Linda Frances Burston

Secretary:                           Dallas John Burston and Ian Morris

Auditors:                            Grant Thornton
                                     Grant Thornton House
                                     Kettering Parkway
                                     Kettering
                                     Northants NN15 6XR

Accounting reference date:           31 March

Registered Office:                   Victors Barn
                                     Hill Farm
                                     Brixworth
                                     Northampton
                                     NN6 9DQ

                                   SCHEDULE 3

                                 THE WARRANTIES

For the purpose of this schedule 3 "COMPANY" means APHL, BRL, Chargelink and DBHL all of them and each of them as the context admits.

Any Warranty expressed to be given "to the best of Dr. Burston's knowledge and belief" or "so far as Dr. Burston is aware" or otherwise qualified by reference to the knowledge of Dr. Burston shall not be qualified in the manner stated unless Dr. Burston establishes that he has made all reasonable enquiries of the directors, employees and agents of each Company and relevant third parties to establish the truth and accuracy of that Warranty.

1.       THE COMPANIES AND THE BURSTON SHARES

1.1      INCORPORATION AND EXISTENCE

          Each Company is a limited company incorporated under English law and has been in continuous existence since incorporation.

1.2      THE SHARES

         (a) The Vendors are the only legal and beneficial owner of the Shares.

         (b) None of the Companies have allotted any shares other than the Shares and the Shares are fully paid or credited as fully paid.

         (c) There is no Encumbrance in relation to any of the Shares or unissued shares in the capital of the Companies. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares and none of the Companies are under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.

         (d) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Companies (including an option or right of pre-emption or conversion).

         (e)      None of the Companies has any subsidiary undertakings.

         (f) None of the Companies owns any shares or stock in the capital of nor does it have any beneficial or other interest in any company or business nor does any Company control or take part in the management of any other company or business organisation.

         (g) APHL and Chargelink are and always have been since incorporation dormant companies and have never traded.

2.       ACCOUNTS

2.1      GENERAL

         (a)      The Accounts show a true and fair view of the:

                  (i) assets, liabilities, financial position and state of affairs at the Accounts Date; and

                  (ii) the profits and losses for the financial year ended on the Accounts Date of the Company

         (b) The Accounts have been prepared and audited in accordance with the standards, principles and practices specified on the face of the Accounts applied on a consistent basis and subject thereto in accordance with the law and Generally Accepted Accounting Standards, Principles and Policies in the United Kingdom consistently applied.

         (c) The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared in respect of the three years before the Accounts Date.

2.2      LIABILITIES

         The Accounts make full provision or reserve for or disclose all liabilities (including all contingent or deferred liability to Tax) of the Company whether actual, contingent or otherwise.

2.3      EXTRAORDINARY AND EXCEPTIONAL ITEMS

         The results shown by the audited profit and loss account of the Company for each of the three financial years of the Company ended on the Accounts Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low.

2.4      VALUATION OF STOCK

         In the Accounts:

         (a) stock was valued in the same way as in the two preceding financial years and on the basis of the lower of cost and net realisable value; and

         (b) all redundant and obsolete stock was written off and full provision was made for all slow-moving and damaged stock.

2.5      OFF BALANCE SHEET FINANCING

         No Company is engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

2.6      ACCOUNTING AND OTHER RECORDS

         (a) The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up-to-date, in its possession and are true and complete in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

         (b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company.

2.7      ACCOUNTING REFERENCE DATE

         The accounting reference date of the Company under section 224 of the Companies Act 1985 is, and has always been, 31 March.

2.8      COMPANY LEDGERS

         The sales ledgers and stock listings of the Companies as at 31 May 1999 and the purchase ledgers of the Companies as at 30 April 1999 in the agreed terms have been prepared by the Company with due care and attention and are not materially inaccurate.

3.       CHANGES SINCE THE ACCOUNTS DATE

3.1      GENERAL

         Since the Accounts Date:

         (a) the Company has carried on its business prudently and in the ordinary and usual course and so as to maintain the business as a going concern; and

         (b) there has been no material adverse change in the financial or trading position or prospects of the Company.

3.2      SPECIFIC

         Since the Accounts Date:

         (a) the Company has not, other than in the ordinary course of trading:

                  (i)      disposed of, or agreed to dispose of, an asset; or

                  (ii) assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent);

                  and in the case of a disposal or agreement to dispose of an asset for an amount which is lower than book value or an open market arm's length value, whichever is the higher;

         (b) the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arm's length value;

         (c) the Company has not made, or agreed to make, capital expenditure exceeding in total L5,000 or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total L5,000;

         (d) no Substantial Supplier or Substantial Customer has ceased or substantially reduced its trade with the Company or has altered the terms of trade to the Company's disadvantage;

         (e) the Company has not declared, paid or made a dividend or other distribution (including a distribution within the meaning of the TA) except to the extent provided in the Accounts;

         (f) no resolution of the shareholders of the Company has been passed (except for those representing the ordinary business of an annual general meeting);

         (g) the Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things;

         (h) the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or incurred any indebtedness (including in each case inter group);

         (i) the Company has not paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or incurred any liability to make such a payment or made any payment to the Vendor or any of his connected persons whatsoever;

         (j) the Company has not paid any bonuses or made any payment in the nature of a bonus to any of the Vendors, or their Related Persons or the Retained Employees;

         (k) the Company has not received or agreed to receive any payment from any debtor of the Company other than in the ordinary course of business; and

         (l) the Company has paid all creditors of the Company within the credit terms normally enjoyed by the Company.

4.       ASSETS

4.1      TITLE AND CONDITION

         (a) There are no Encumbrances, nor has the Company agreed to create any Encumbrances, over any part of its undertaking or assets and each asset used by the Company (tangible or intangible) is:

                  (i)      legally and beneficially owned by the Company; and

                  (ii) where capable of possession, in the possession of the Company.

         (b) The Company owns each asset (tangible or intangible) necessary for the operation of its business as currently conducted and without limitation no rights (other than rights as shareholders in the Company) relating to the business of the Company are owned or otherwise enjoyed by or on behalf of the Vendors.

4.2      HIRE PURCHASE AND LEASED ASSETS

         The Company is not party to any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement.

4.3      STOCK

         (a) The Company's stock is of satisfactory quality and saleable in the usual course of its business in accordance with its current price list.

         (b) The Company has not supplied, or agreed to supply, goods which have been, or will be, defective or which fail, or will fail, to comply with their terms of sale.

         (c) No goods in a state ready for supply by the Company are, or will be, defective or will fail to comply with terms of sale similar to terms of sale on which similar goods have previously been sold by the Company.

5.       INTELLECTUAL PROPERTY

5.1      GENERAL

         (a) The Company is the sole and absolute legal and beneficial owner of all Intellectual Property used in connection with its business and where appropriate such Intellectual Property is registered in or applied for in the name of the Company. Full and accurate details of registered Intellectual Property which is owned by each Company is set out in schedules 7 and 8.

         (b) The Intellectual Property used by the Company in connection with its business is free from Encumbrances.

5.2      RENEWALS/MAINTENANCE

         All registration and renewal fees have been paid in relation to the Intellectual Property which is registered or applied for in the name of the Company. All procedural steps have been taken diligently for the prosecution and maintenance of such Intellectual Property and all steps have been taken diligently for the maintenance and protection of unregistered Intellectual Property owned by the Company.

5.3      LICENCES

         (a) The terms of all licences or rights which have been granted by the Company, or which the Company or the Vendors or any of their Related Persons intends to enter into for the purposes of the business of the Company, or which are being currently negotiated, or other agreement or consents or undertakings entered into by the Company or the Vendors or any of their Related Persons relating to the Intellectual Property owned by or licensed to the Company are set out in the Disclosure Letter, and unless disclosed neither the Company nor the Vendors nor any of their Related Persons is obliged to enter into any such agreement relating to the business of the Company. There has been or is no breach nor is there any fact or matter which would or may create a breach of such licences or undertakings.

         (b) The terms of all licences or rights granted to the Company or which the Company or the Vendors or any of their Related Persons intends to enter into for the purposes of the business of the Company, or which are being currently negotiated, or other agreement or consents or undertakings entered into by the Company or the Vendors or any of their Related Persons relating to the Intellectual Property used in the business of the Company are set out in the Disclosure Letter and neither the Company nor the Vendors nor any of their Related Persons is obliged to enter into any such agreement relating to the business of the Company. There has been or is no breach nor, so far as Dr. Burston is aware, is there any fact or matter which would or may create a breach of such licences or undertakings.

5.4      INFRINGEMENT

         (a) The use by the Company of any Intellectual Property used in the business of the Company does not so far as Dr. Burston is aware infringe and the processes or methods employed, services provided, the business conducted and the products used, manufactured and dealt in or supplied by the Company so far as Dr. Burston is aware do not infringe the Intellectual Property of any other person.

         (b) No proceedings, claims or complaints have been brought or threatened in writing by any third party or competent authority in relation to the Intellectual Property owned by or licensed to the Company including any concerning title subsistence validity or enforceability or grant of any right or interest in such Intellectual Property nor, so far as Dr. Burston is aware, is there any fact or matter which would or may give rise to such proceedings, claims or complaints.

         (c) No third party is infringing or misusing or threatening to infringe or misuse the Intellectual Property owned by or licensed to the Company.

         (d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any Intellectual Property.

5.5      CONFIDENTIAL AGREEMENTS

         (a) Save as disclosed, neither the Vendors nor any of their Related Persons nor the Company has entered into any confidentiality or other agreement or is subject to any duty which restricts the free use or disclosure of any information used in the business of the Company and there is no breach of any such agreement or duty.

         (b) The Intellectual Property owned by the Company, together with the licences disclosed pursuant to paragraph 5.3, comprises all the Intellectual Property necessary for the operation of the business of the Company as now conducted and such Intellectual Property will not be adversely affected by the transaction contemplated by this agreement.

         (c) All documents material to the title to Intellectual Property of the Company form part of the records or materials in the possession and ownership of the Company.

6.       EFFECT OF SALE

6.1 Neither the execution nor performance of this agreement or any document to be executed at or before Completion will:

         (a) result in the Company losing the benefit of a Permit or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction; or

         (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction; or

         (c) result in any Substantial Customer being entitled to or, so far as Dr. Burston is aware, cease dealing with the Company or substantially to reduce its existing level of business or to change the terms upon which it deals with the Company; or

         (d) result in any Substantial Supplier being entitled to or, so far as Dr. Burston is aware, cease supplying to the Company or substantially to reduce its supplies to or to change the terms upon which it supplies the Company;

          make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

7.       CONSTITUTION

7.1      INTRAVIRES

         The Company has the power to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

7.2      MEMORANDUM AND ARTICLES

         The memorandum and articles of association of the Company in the form annexed to the Disclosure Letter are true and complete copies and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

7.3      REGISTER OF MEMBERS

         The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

7.4      POWERS OF ATTORNEY

         The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the Completion Date.

7.5      STATUTORY BOOKS AND FILINGS

         (a) The statutory books of the Company are up to date, in its possession and are true and complete in accordance with the law.

         (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed and are true and complete and the common seal of the Company is in its possession.

8.       INSURANCE

8.1      INSURANCE

         The Company has at all material times been and is at the date of this agreement adequately insured against accident, damage, injury, third party loss (including product liability), loss of profits and any other risk normally insured against by a prudent person operating the types of business operated by the Company and has at all times effected such insurances as required by law.

8.2      CLAIMS

         No claim is outstanding under any insurance and indemnity policy in respect of which the Company has an interest and so far as Dr. Burston is aware no matter exists which might give rise to a claim under any of such policies.

9.       CONTRACTUAL MATTERS

9.1      VALIDITY OF AGREEMENTS

         (a) Neither the Company nor Dr. Burston has any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement, arrangement or obligation to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

         (b) No party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement. So far as Dr. Burston is aware no matter exists which might give rise to such breach.

         (c) The Company is not in breach of any agreement or arrangement. No matter exists which might give rise to such breach.

9.2      STANDARD TERMS AND CONDITIONS

         A copy of the standard terms and conditions of business of the Company are annexed to the Disclosure Letter.

9.3      SUPPLY CONTRACTS

         Full and accurate details of all agreements or arrangements for the supply of stock, raw materials, products or goods to or by the Company which involve or are likely to involve the supply of goods the aggregate sale value of which will represent in excess of five per cent. of the turnover for the financial year of the Company ended on the Accounts Date are contained in the Disclosure Letter and copies annexed to it.

9.4      MATERIAL AGREEMENTS

         The Company is not a party to and is not liable under any contract, transaction, arrangement or liability which involves, or is likely to involve obligations or liabilities which, by reason of their nature or magnitude, ought reasonably to be made known to an intending purchaser of the Shares including any which:

                  (i) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

                  (ii) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

                  (iii) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

                  (iv) cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel;

                  (v) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

                  (vi) involves an aggregate outstanding expenditure or other liability by the Company of more than L10,000; or

                  (vii) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place;

         (b)      The Company is not a party to and is not liable under:

                  (i) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

                  (ii) a distributorship, agency, marketing, licensing or management agreement or arrangement.

9.5      CONTRACTS WITH CONNECTED PERSONS

         There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which the Vendors, a director or former director of any member of the Company or any of the Vendors' Related Persons or a person connected with any of them is or was interested in any way. The Company does not owe any obligation or sum to nor does it and neither will it immediately after Completion have any contractual or other arrangements of any sort with the Vendors or any of their Related Persons.

9.6      CONDITIONS AND WARRANTIES IN RESPECT OF GOODS OR SERVICES

         Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of trading, the Company has not given a condition or warranty, or made a representation, in respect of goods or services supplied or agreed to be supplied by it, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by it.

10.      INFORMATION TECHNOLOGY AND DATA PROTECTION

10.1 The Business Data comprises all electronically-stored information required by the Company to carry on its business as currently carried on relating to the Product Licences, Product Licence Dossiers, Third Party Product Licences and Trademarks.

10.2     COPYRIGHT

         None of the Business Data has been copied wholly or substantially from any material in which the Company does not own copyright.

10.3     LITIGATION IN RESPECT OF SOFTWARE

         The Company is validly licensed to use the software required to comply with the obligations of Dr. Burston at clause 5.2 used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

10.4     DATA PROTECTION ACT 1984

         The Company complies in full with, and has in place all necessary registrations and procedures under, the Data Protection Act 1984 or equivalent applicable legislation in any other country.

10.5     DATA PROTECTION ACT 1998

         The Company has put all necessary procedures in place in order to comply with the Data Protection Act 1998 in particular it has assessed all new data processing that was not underway immediately before 24 October 1998; has identified all manual records which will be caught by the Data Protection Act 1998; has set up procedures to obtain all necessary consents and to ensure compliance with the fair processing code; and has assessed the impact of the seventh data protection principle in particular in relation to all processing contracts with third parties and the impact of the eighth data protection principle (prohibition on transfers outside the European Economic Area).

10.6     DISCLOSURE OF DATA PROTECTION PROCEDURES

         Dr Burston has disclosed details of all steps taken by the Company to assess and introduce procedures to ensure compliance with the Data Protection Act 1998.

11.      LIABILITIES

11.1     BANK ACCOUNTS

         A statement being in the agreed terms of all the bank accounts of the Company (the "BANK ACCOUNTS") and of the credit or debit balances on such accounts as at a date not more than one day before the date of this agreement [is attached to the Disclosure Letter]. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments into or out of any such accounts.

11.2     BANK RECONCILIATION STATEMENT SINCE ACCOUNTS DATE

         A statement being in the agreed terms showing all payments into and out of the Bank Accounts since the Accounts Date [is attached to the Disclosure Letter] (the "BANK RECONCILIATION STATEMENT"). All debts received from debtors of the Company since the Accounts Date and all payments made to creditors of the Company since the Accounts Date are reflected in the Bank Reconciliation Statement.

11.3     GUARANTEES AND INDEMNITIES

         The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

         No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person other than a Company.

11.4     GRANTS

         The Company is not liable to repay an investment or other grant or subsidy made to it by any person (including the Department of Trade and Industry or its predecessor). No matter (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

12.      PERMITS

12.1     COMPLIANCE WITH PERMITS

         The Company has obtained and complied with the terms and conditions of each Permit (full and accurate details of which are contained in the Disclosure Letter).

12.2     STATUS OF PERMITS

         There are no pending or so far as Dr. Burston is aware threatened proceedings which might in any way affect the Permits and Dr. Burston is not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

13.      INSOLVENCY

13.1     WINDING UP

         No order has been made, petition presented or resolution passed for the winding up or for the appointment of a provisional liquidator to the Company.

13.2     ADMINISTRATION

         No administration order has been made and no petition for an administration order has been presented in respect of the Company.

13.3     RECEIVERSHIP

         No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's business or assets.

13.4     COMPROMISES WITH CREDITORS

         (a) No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company.

         (b) No compromise or arrangement under section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company.

         (c) Neither the Company nor Clarendon has entered into any compromise or arrangement with any of their respective creditors or any class of their respective creditors generally.

13.5     INSOLVENCY

         Neither the Company nor Clarendon are unable to pay their respective debts within the meaning of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

13.6     PAYMENT OF DEBTS

         The Company has not stopped paying its debts as they fall due.

13.7     DISTRESS ETC.

         No distress, execution or other process has been levied on an asset of the Company or the Vendors.

13.8     UNSATISFIED JUDGMENTS

         There is no unsatisfied judgment or court order outstanding against the Company, or the Vendors.

13.9     STRIKING OUT

         No action is being taken by the Registrar of Companies to strike the Company off the register under section 652 of the Companies Act 1985.

13.10    BANKRUPTCY

         None of the Vendors has been made bankrupt nor has a petition been presented to make any the Vendors bankrupt.

14.      LITIGATION AND COMPLIANCE WITH LAW

14.1     LITIGATION

         (a) Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the three years ending on the date of this agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. So far as Dr. Burston is aware no civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

         (b) So far as Dr. Burston is aware, no matter exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

         (c) There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

14.2     COMPLIANCE WITH LAW

         The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements (including applicable competition laws) in any jurisdiction.

14.3     INVESTIGATIONS

         The Company is not and has not been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction and none is pending or threatened, and neither has it received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. So far as the Vendors are aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

14.4     UNLAWFUL PAYMENTS

         Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable has:

         (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

         (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

         (c) directly or indirectly made an unlawful contribution to a political activity.

         All references to the Company in this paragraph 14 should be deemed to include the Company's officers and agents and employees.

15.      BROKERAGE OR COMMISSIONS

         No person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this agreement or anything in it and the Company is not liable to pay to any of its directors, employees, agents and advisers any sum whatsoever in connection with the sale of the Shares.

16.      PROPERTIES

16.1     ALL PROPERTY

         The Company has not owned, used or occupied any freehold or leasehold land other than pursuant to the Property Leases.

16.2     NO OTHER LIABILITIES

         The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, licence or other interest in, or agreement relating to, land.

17.      PENSIONS

17.1     PENSION ARRANGEMENTS DISCLOSED

         The Company is under no obligation or commitment, nor is it party to any custom nor practice, to pay, provide or contribute towards any "relevant benefits" within the meaning of section 612 of the TA (ignoring the exception therein) or sickness or disability benefits to or in respect of any person and save in respect of the schemes set out in the disclosure letter (the "DISCLOSED SCHEMES") has not at any time participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up).

17.2     EX-GRATIA PENSIONS ETC.

         The Company has not made or proposed, and will not before Completion make or propose, any voluntary or ex gratia payments to any person in respect of any relevant benefit (as defined in paragraph 17.1 of this schedule).

17.3     UNDERTAKINGS AND ASSURANCES

         No undertaking or assurance (whether legally binding or not) has been given by the Company to any person as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in paragraph 18.1 of this schedule (including, for the avoidance of doubt, the Disclosed Schemes).

17.4     PAYMENT OF CONTRIBUTIONS

         All contributions and premiums which are payable under the Disclosed Schemes and all contributions due from members of the Disclosed Schemes have been duly made and the Company has fulfilled all its obligations under the Disclosed Schemes and it has no outstanding or future liabilities in relation to the Disclosed Schemes.

17.5     EXEMPT APPROVAL

         All the Disclosed Schemes are exempt approved schemes and have been with effect from their dates of commencement within the meaning of section 592(1) of the TA and there is no reason why such approval might be withdrawn or cease to apply.

17.6     LEGAL COMPLIANCE

         The Disclosed Schemes have at all times been administered in accordance with the trusts powers and provisions of their governing documentation and have been administered in accordance with and comply with all applicable legislation and the general requirements of trust law. In particular, the substitution of a member of the Vendors' Group as principal employer of the Bartholomew Rhodes Limited Retirement and Death Benefit Scheme was permitted by the deed and rules governing it.

17.7     NO CLAIMS OR LITIGATION

         No claim has been made or threatened against the trustees or administrator of any Disclosed Scheme or any company participating therein against any person whom the Company is or may be liable to indemnify or compensate (including any complaint to the Pensions Ombudsman) in respect of any act event, omission or other matter arising out of or in connection with at Disclosed Scheme (other than routine claims for benefits) and so far as Dr. Burston is aware there are no circumstances which may give rise to any such claim. The Company has not given any indemnity to any person in connection with any Disclosed Scheme.

17.8     WINDING UP OF EVENTS

         No event has occurred (nor will Completion be such an event) which would or could result in or entitle any person or body of persons (without the consent of the Company) to wind up, terminate or close any of the Disclosed Schemes in whole or in part, or which is a "relevant insolvency event" in relation to any of the Disclosed Schemes for the purposes of section 144 of the Pension Schemes Act 1993 or section 75 of the Pensions Act 1995.

17.9     PAYMENTS TO COMPANIES

         No payment has been made from any of the Disclosed Schemes to the Company.

17.10    CONTRIBUTION TO PERSONAL PENSIONS

         The Company has no contractual liability to make any contributions to any personal pension scheme or any retirement annuity contract of any person.

17.11    MONEY PURCHASE BENEFITS ONLY

         In addition to lump sum death in service benefits the Disclosed Schemes provide only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993) and no promise or assurance (oral or written) has been given to any beneficiary that his or her benefice under these schemes (other than lump sum death in service benefits) will be calculated be reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

18.      EMPLOYEES

18.1     EMPLOYEES

         The Company does not have any employees other than the Retained Employees.

18.2     NO CONSULTANTS

         Save for Excluded Contracts the Company does not have an agreement with any consultant nor is it liable to pay any sum to any consultant.

19.      PRODUCT LICENCES

19.1 Full and accurate details of all Product Licences, Third Party Product Licences and Product Licence Dossiers which are required for or relate to the operation of the business of the Company as currently conducted are set out in schedule 8.

19.2 Dr. Burston is not aware of any fact or matter which would or may create a breach of any of the Product Licences or the Third Party Product Licences.

19.3 No person is or has claimed to be entitled to any option or right to acquire any of the Product Licences and the Company is not under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any Product Licences to any person.

20.      ENVIRONMENTAL

20.1     ENVIRONMENTAL

         There are no events, states of affairs, conditions, circumstances, practices, incidents, actions or omissions (including without limitation the generation, use, treatment, storage, transport, deposit, disposal, discharge, spillage, escape or management of Hazardous Substance by the Company or any other person) which have occurred or are occurring or have been or are in existence at, in, from or under the properties to which the Property Leases relate which may give rise to liability under Environmental Laws (if enforced).

21.      TAXATION

                             INFORMATION AND RETURNS

21.1     RETURNS

         The Company has made all returns and supplied all information and given all notices to the Inland Revenue or other Taxation Authority as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all respects and are not the subject of any dispute and there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

21.2     DISCLOSURES

         All statements and disclosures made to any Taxation Authority in connection with any provision of the Taxation Statutes whatsoever were when made and remain complete and accurate in all material respects.

21.3     CLEARANCES

         No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other Taxation Authority was required except in circumstances where such consent or clearance was validly obtained and where any conditions attaching thereto were met and will, immediately following Completion, continue to be met.

21.4     TAX DEED

         No event has occurred which would or might give rise to a claim under the Tax Deed upon or after the execution thereof.

                        PROVISION FOR AND PAYMENT OF TAX

21.5     GENERAL

         The Accounts make full provision or reserve in respect of any period ended on or before the Accounts Date for all Tax assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including Tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to any person on or before the Accounts Date or by reference to any event occurring, act done or circumstances existing on or before that date including distributions made down to such date or provided for in the Accounts and proper provision has been made and shown in the Accounts for deferred Tax in accordance with generally accepted accounting principles.

21.6     PAYMENT OF TAX

         The Company has duly and punctually paid all Tax to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

         The Company has duly deducted Tax from all payments made where required by applicable legislation and accounted to the relevant Tax Authority for tax so deducted.

21.7     PAY AS YOU EARN

         The Company has properly operated the PAYE system deducting Tax as required by law from all payments to or treated as made to or benefits provided for officers, employees, ex-employees or independent contractors of the Company (including any such payments within section 134 of the TA) and duly accounted to the Inland Revenue for Tax so deducted and has complied with all its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no PAYE audit or DSS visit in respect of the Company has been made by the Inland Revenue nor has the Company been notified that any such audit will be made.

21.8     SECONDARY LIABILITY

         No transaction or event has occurred in consequence of which the Company is or may be held liable for any Tax or deprived of relief or allowances otherwise available to it in consequence of any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax, where some other company or person is or may become primarily liable for the Tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                                 CORPORATION TAX

21.9     SALES AT UNDERVALUE/OVERVALUE

         All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry pursuant to section 770 of the TA has been made in connection with any of such transactions.

21.10    DEDUCTIONS

         The Company has not made any payment or incurred any liability to make any payment which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income including (but without prejudice to the generality of the foregoing) any payment which could be disallowed under sections 74 (general rules as to deductions not allowable), 338-340 (allowance of charges on income), 779-789 (leased assets), section 787 (restriction of relief for payments of interest) or section 125 (annual payments for non-taxable consideration) of the TA.

21.11    EXCHANGE GAINS AND LOSSES

         The Company is not and has not since the Accounts Date been:

         (a)      the holder of a qualifying asset;

         (b)      subject to a qualifying liability; or

         (c)      party to a currency contract
          for the purposes of Chapter II of the FA 1993.

21.12    LOAN RELATIONSHIPS

         (a) The Company is not party to any loan relationship as defined in Chapter II of the Finance Act, 1996 which may give rise to any debits or credits (other than in relation to interest on an accruals basis). The Company is and has since the Accounts Date been taxed on an authorised accruals basis of accounting in relation to all loan relationships which are creditor relationships as defined in section 103 of the FA 1996 and in relation thereto:

                  (i) the accruals on which the Company is taxable are computed only by reference to interest;

                  (ii) if any such debt were to be repaid at its face value the Company would not suffer any charge to Tax in excess of Tax on interest accrued; and

                  (iii) there is no connection between the Company and the debtor as mentioned in section 87 of the FA 1996.

         (b) The Company obtains and has since the Accounts Date obtained tax relief on an authorised accruals basis of accounting in relation to all loan relationships which are debtor relationships as mentioned in section 103 of the FA 1996 and in relation to each such relationship:

                  (i) the deduction given in computing the taxable profits of the Company in consequence of that relationship is not less than the interest accruing for the period concerned;

                  (ii) the Company would suffer no adverse tax consequences were such debts to be repaid at face value except that the tax deduction for interest accrued would cease.

                                 CAPITAL ASSETS

21.13    CAPITAL ALLOWANCES

         No balancing charge in respect of any capital allowances claimed or given would arise if all the assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

         All necessary conditions for all capital allowances (as defined in section 832(1) of the TA) claimed by the Company were at all material times satisfied and remain satisfied and the Company has not since the Accounts Date become liable for any balancing charge.

         The capital allowances computations for the period ending on the Accounts Date are complete, correct and annexed to the Disclosure Letter.

21.14    FINANCE LEASES

         The Company is not and has not been the lessee under any leases of plant or machinery except for the Leases.

                                  DISTRIBUTIONS

21.15    REPAYMENTS OF SHARE CAPITAL

         The Company has not at any time after 6 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1965 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

         The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of the TA since 5 April 1965 except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

         The Company has not been party to any transaction involving an exempt distribution within section 213 of the TA within the period commencing five years prior to the Accounts Date.

21.16    PAYMENTS TO BE TREATED AS DISTRIBUTIONS

         The Company has not since the Accounts Date been subject to any debt or security where the interest payable thereon fell or falls or could on its assignment fall to be treated as a distribution for tax purposes.

                                CHARGEABLE GAINS

21.17    SALES AT BOOK VALUE

         No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the accounts.

                                 FOREIGN ELEMENT

         The Company is not liable to Tax in any jurisdiction other than the United Kingdom and the Company does not have and has never had a permanent establishment in a country other than the United Kingdom.

                            ANTI-AVOIDANCE PROVISIONS

21.18    TAX SCHEMES

         The Company has not entered into nor been a party to nor otherwise involved in any scheme or arrangement designed wholly or partly for the purpose of avoiding, reducing or deferring Tax.

21.19    CLOSE COMPANIES - TRANSFERS OF VALUE

         The Company has made no transfer of value such as is specified in section 94(1) (or section 99(2)) of the ITA.

21.20    CLOSE COMPANIES - LOANS TO PARTICIPATORS

         The Company has not made any loan advance or payment or given any consideration falling within sections 419-420 or 422 of the TA.

21.21    CLOSE COMPANIES - DISTRIBUTIONS

         The Company has made no payments and conferred no benefits falling to be treated as distributions under section 418 of the TA.

21.22    CLOSE COMPANIES - SHORTFALL ETC.

         The Company is not and never has been a close investment-holding company as defined at section 13A of the TA.

21.23    CLOSE COMPANIES - TRANSFERS AT UNDERVALUE

         The Company has not made a transfer at an undervalue so that section 125 of the TCGA could apply.

                               GROUPS OF COMPANIES

         The Company is not, nor has it ever been, a member of a group of companies as defined by section 170 of the TCGA.

                                INHERITANCE TAX

21.24    INHERITANCE TAX

         The Company is not, and will not become, liable to be assessed to inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition, chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

         There is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the ITA and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of the ITA.

                                 VALUE ADDED TAX

21.25    VALUE ADDED TAX

         The Company is a registered taxable person for the purpose of the VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of the VATA.

         The Company has complied in all respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending Completion make and maintain accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

         The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

21.26    STAMP DUTY

         All documents in the enforcement of which the Company is or may be interested and which are in the Company's possession or under its control have been duly stamped and since the Accounts Date and Company has not been a party to any transaction whereby the Company is or become liable to stamp duty reserve tax.

                                   SCHEDULE 4
                            LIMITATIONS ON LIABILITY

1.       TIME LIMIT FOR CLAIMS

1.1 Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by Dr. Burston, Dr. Burston shall not be liable in respect of a claim under the Warranties unless written notice of such claim setting out reasonable details of the relevant claim is served upon the Vendors' Representative:

         (a) in the case of a claim under the Warranties other than the Warranties relating to Tax (the "GENERAL WARRANTIES"), by not later than 5.00 p.m. on 31 May 2001; and

         (b) in the case of a claim under the Warranties relating to Tax (the "TAX WARRANTIES") by not later than 5.00 p.m. on the day one month after the seventh anniversary of Completion and the liability of Dr. Burston shall further determine (if such claim has not previously been satisfied, settled or withdrawn) if legal proceedings in respect of such a claim have not been commenced within 12 months of the service of such notice against Dr. Burston.

2.       MONETARY LIMIT ON CLAIMS

2.1 Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by Dr. Burston, Dr. Burston shall not be liable in respect of a claim under the Warranties:

         (a) unless and until the aggregate amount of all such substantiated claims against Dr. Burston exceeds L100,000 in which event Dr. Burstons's liability shall be for the total amount of such substantiated claims and shall not be limited to the excess provided that (save in the case of fraud or fraudulent concealment by Dr. Burston) the aggregate liability of Dr. Burston in respect of all claims under the Warranties and under the Tax Deed shall not in any circumstances exceed the Consideration;

         (b) where the amount of such claim does not exceed L10,000 provided that claims arising out of the same subject matter shall be aggregated for those purposes.

2.2 In this paragraph 2 "SUBSTANTIATED" means a claim for which Dr. Burston is liable (whether individually, as a contributory or otherwise), and which is admitted, settled without admission of liability, or proved or determined in a court of competent jurisdiction.

2.3 If in respect of any claim under the General Warranties the liability of Dr. Burston is contingent only, then Dr. Burston shall not be under any obligation to make any payment to the Purchaser until such time as the contingent liability ceases to be contingent and becomes actual provided that the provisions of paragraph 1 (as to determination of liability if legal proceedings have not been commenced within 12 months of service of notice) shall not apply to such claim whilst such liability remains contingent nor shall the provisions of paragraph 1.1(a) apply to prevent a claim if notice of the contingent claim has been given to Dr. Burston within the required period stipulated by paragraph 1a.

2.4 The Purchaser shall not be entitled to recover damages in respect of any claim under the Warranties and/or of the Tax Deed and/or the indemnities at Schedule 6 or receive payment pursuant to clause 22, to the extent and only to the extent that Dr. Burston has previously satisfied a claim under the Warranties and/or Tax Deed and/or the indemnities and/or made payment pursuant to clause 22 where to do so would involve recovery or receipt more than once in respect of matters arising from the same facts or circumstances.

2.5 Any amount payable by Dr. Burston to the Purchaser in satisfaction of any claim made under the Warranties or the Tax Deed or the indemnities at Schedule 6 or pursuant to clause 22 shall to the extent that it is able, be treated as a reduction by that amount of the Consideration.

3.        DISCLOSURE

          Dr. Burston shall not be liable in respect of a claim under the Warranties to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter or are expressly provided for or noted in the Accounts. No letter, document or other communication shall be deemed to be disclosed except and to the extent that the same is listed in an index to and a copy attached to, the Disclosure Letter.

4.        NO LIABILITY FOR CERTAIN EVENTS

4.1 Dr. Burston shall not be liable in respect of a claim under the Warranties to the extent that:

          (a) the claim or the events giving rise to the claim would not have arisen but for an act or transaction carried out by reason of the pre-completion asset disposals from BRL, APHL and DBHL to the Vendors' Group, invoices in respect of which are contained in section 13 of the Disclosure Bundle (as defined in the Disclosure Letter); or

          (b) the loss or damage giving rise to the claim is recovered by the Purchaser's Group under any policy of insurance;

          (c) such claim occurs or is increased as a result of any change in legislation after the date of this agreement (or any legislation not in force at the date of this agreement) which takes effect retrospectively or the withdrawal after the date of this agreement of any published concession or published general practice previously made by the Inland Revenue or other taxing authority;

          (d) such claim occurs or is increased as a result of any increase in the rate of Taxation in force at the date of this agreement;

          (e) any breach of the Warranties occurs as a result of or is otherwise attributable to the Purchaser's Group disclaiming any part of the benefit of capital or other allowances against Taxation claimed or proposed and in either case, which was contemplated for the purposes of the Accounts on or before the date of this agreement;

          (f) such claim is attributable to any voluntary act or omission of or transaction or arrangement carried out by the Purchaser's Group after the date of this agreement otherwise than in the ordinary course of business and which the Purchaser should reasonably have known would have given rise to such a claim;

          (g) such a claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Purchaser's Group to make any claim, election, surrender or disclaimer or give notice or consent or do any other thing under the provisions of any enactment or regulation relating to Taxation after the date of this agreement the making giving or doing of which was taken into account in computing the provision for Taxation in the Accounts and was notified to the Purchaser a reasonable time before the expiry of any applicable time limit;

          (h) such claim relates to a liability for Taxation which would not have arisen but for any winding up or cessation after the date of this agreement of any trade or business carried on by any Company;

          (i) if and to the extent that such claim would not have arisen but for a change of accounting policy or practice of any Company after the date of this agreement other than a change to comply with generally accepted accounting principles or any legal requirements;

          (j) that such claim arises solely because of the disallowance of the carry back of losses of L1,176,155 of BRL in the accounting period ended on the Accounts Date against the profits of BRL in the accounting period ended on 31 March 1998.

5.        THIRD PARTIES

5.1       This paragraph 5 shall apply in circumstances where:

          (a) any claim is made against the Purchaser's Group which should reasonably be expected to give rise to a claim by the Purchaser against Dr. Burston under the General Warranties; or

          (b) the Purchaser's Group should reasonably be expected to be able to make recovery from some other person any sum in respect of any facts or circumstances by reference to which the Purchaser has or should be reasonably expected to have a claim against Dr. Burston under the General Warranties; or

          (c) Dr. Burston has paid to the Purchaser an amount in respect of a claim under the General Warranties and subsequent to the making of such payment the Purchaser recovers from some other person a sum which is referable to that payment.

5.2       The Purchaser shall:

          (a) in the case of paragraph 5.1(a) and 5.1(b) prior to taking any action (other than the giving of notice pursuant to paragraph 1 of this schedule) against Dr. Burston under the General Warranties and subject to the Purchaser being indemnified and secured to its reasonable satisfaction against all costs and expenses which may be incurred by reason of such action) take all such action Dr. Burston may reasonably request in writing including the institution of proceedings and the instruction of professional advisers approved in writing by the Vendors' Representative to act on behalf of the Purchaser to avoid, dispute, resist, compromise, defend or appeal against any such claim against the Purchaser as is referred to in paragraph 5.1(a) or to make such recovery by the Purchaser as is referred to in paragraph 5.1(b), as the case may be; and

          (b) subject to the Purchaser being indemnified and secured to its reasonable satisfaction against all costs and expenses which may be incurred by reason of such action, not settle or compromise any liability or claim to which such action is referable without the prior written consent of the Vendors' Representative which consent shall not be unreasonably withheld or delayed;

          (c) in the case of paragraph 5.1(c) only, repay to Dr. Burston an amount equal to the amount recovered upon receipt or, if lower, the amount paid by Dr. Burston to the Purchaser less, in either case, any amount payable by the Purchaser in respect of Taxation on the amount recovered; and

          (d) for the avoidance of doubt clause 4 of the Tax Deed shall apply with necessary changes in respect of claims under the Tax Warranties.

6.        MITIGATION

          The Purchaser will take or procure the taking of all such reasonable steps as are required by law in order to mitigate any claim under the Warranties, subject to the Purchaser being indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses incurred in connection therewith.

                                   SCHEDULE 5
                                 PROPERTY LEASES

-------------------------------------------- ------------------------------------------- -------------------------
PARTIES                                      PROPERTY                                    DATE
-------------------------------------------- ------------------------------------------- -------------------------
Dallas John Burston t/a                      Stoneythorpe Home Farm,                     30.09.1998
Dallas Burston Investment                    Southarn, Stratford-upon-Avon
Properties (1) BRL (2)
-------------------------------------------- ------------------------------------------- -------------------------
Dallas John Burston (1) BRL (2)              The Tin Barn (Unit D) Pitsford Hill,        30.09.1998
                                             Brixworth, Northants
-------------------------------------------- ------------------------------------------- -------------------------
Dallas John Burston (1) BRL (2)              The Manor House, Pitsford Hill,             30.09.1998
                                             Brixworth, Northants
-------------------------------------------- ------------------------------------------- -------------------------
Dallas Burston Ashbourne                     Unit 19 Ferro Fields, Scaldwell Road        30.09.1998
Limited (1) BRL (2)                          Industrial Estate, Brixworth, Northants
-------------------------------------------- ------------------------------------------- -------------------------

                                   SCHEDULE 6
                                   INDEMNITIES


1. For the purpose of this schedule "COMPANY" means APHL, BRL, Chargelink and DBHL all of them and each of them as the context admits.

2. Dr. Burston undertakes to the Purchaser that he shall indemnify and keep indemnified the Purchaser and/or the relevant Company from and against:

          (a) all or any claims (whether or not successful, compromised or settled), actions, liabilities, demands, proceedings brought or established against the Purchaser and/or any Company in any jurisdiction;

          (b) all reasonable losses, costs, payments, deficiencies, charges and expenses (including legal fees on an indemnity basis) which the Purchaser and/or any Company may suffer or properly incur (including, but not limited to, all such reasonable losses, costs, payments, deficiencies, charges and expenses suffered or properly incurred in disputing any claim, action, liability, demand or proceeding and/or establishing its right to be indemnified pursuant to this indemnity and/or seeking advice on any claim, action, liability, demand or proceedings in any way related to or in connection with this indemnity) provided that in the event that any claim under these indemnities is successfully defended or is withdrawn, the Purchaser shall forthwith refund any payments made by the Vendor to the Purchaser in respect of such claim; and

          (c) any liability to Taxation for which the Purchaser and/or any Company may become liable in each case in relation to or arising from or as a consequence of the matters set out below:

          (d) Any claim brought by or in respect of any of the Retained Employees or further employee of the Company prior to the date of this agreement, whether for unpaid remuneration, wrongful dismissal, unfair dismissal, redundancy, loss of office, sex, disability or race discrimination or otherwise.

          (e) The termination of any contract of employment or collective agreement to which the Company is a party and which has not been disclosed in writing to the Purchaser and any sum payable to or on behalf of any such employee in respect of his employment.

          (f) The administration of and provision of benefits under any occupational or personal pension scheme (including any indemnities or guarantees given in relation thereto); any claim brought by or on behalf of the Retained Employees or the Vendors in respect of any liability, amount owing or contribution due under any occupational or personal pension scheme whatsoever; and the substitution of principal employers under the Bartholomew Rhodes Limited Retirement and Death Benefit Scheme.

                    For the avoidance of doubt references in this schedule 6 to any pension scheme includes without limitation the Bartholomew Rhodes Retirement and Death Benefit Scheme.

          (g) Any claim or liability (whether actual or contingent) in relation to past or future non-performance or non-observance of the covenants of the Property Leases including, but not limited to, environmental liabilities arising from the Company's occupation of the properties under, and the assignment of, the Property Leases.

                                   SCHEDULE 7A
                                   TRADE MARKS


---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
      Trademark Name            Reg. No.        Class                    Holder
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
AMINOTARD                        2049671          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
AMNITARD                         2049676          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
CALCETE                          2016776          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
DI-NITROTARD                     2049961          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
DICLOTARD                        1582474          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
HALFPROPATARD                    2063395          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
IBUTARD                          1582478          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
INDOTARD                         1582473          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
ISODUR                           2019102          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
ISOTARD                          2109735          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
KETOPROTARD                      2049666          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
KETOTARD                         1304356          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
MESALATARD                       2002898          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
NIFEDOTARD                       1582475          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
PROPATARD                        2002214          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
SALBUTARD                        2002219          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
TRAMATARD                        2052550          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
VERAPATARD                       1582479          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
ZEMTARD                          2002211          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------
BECLOAQUA                        1581102          5       Dallas Burston Healthcare Ltd
---------------------------- ---------------- ----------- ------------------------------------- ----------- -------------

                                   SCHEDULE 7B
                             TRADE MARK APPLICATION

------------------------------- -------------------------------------- ------------------------------------------------
NAME                            APPLICATION NO.                        CLASS
------------------------------- -------------------------------------- ------------------------------------------------
PCG Pharma                      2192182                                5, 10
------------------------------- -------------------------------------- ------------------------------------------------
Mono-5-Isotard                                                         5
------------------------------- -------------------------------------- ------------------------------------------------
Mono-5-Nitrotard
------------------------------- -------------------------------------- ------------------------------------------------
Mono-5-Sorbitard                                                       5
------------------------------- -------------------------------------- ------------------------------------------------

                                   SCHEDULE 8
                                PRODUCT LICENCES

PART 1 - MARKETED PRODUCTS
Products currently marketed in the UK, licences held within the Dallas Burston Healthcare Group of companies.

------------------- ---------------- -------------------- -------------------------------------------- --------------------
     PRODUCT        LICENCE NUMBER      TYPE/STRENGTH                   LICENCE HOLDER                    MANUFACTURER/
                                                                                                             PACKER
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Amoxicillin         6832/0117        Capsules 250 mg      Ashbourne Pharmaceutical (Holdings) Ltd      GALEN
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0118        Capsules 500 mg      Ashbourne Pharmaceutical (Holdings) Ltd      GALEN
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0119        Suspension           Ashbourne Pharmaceutical (Holdings) Ltd      GALEN
                                     125mg/5ml
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0120        Suspension           Ashbourne Pharmaceutical (Holdings) Ltd      GALEN
                                     250mg/5ml
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Minocycline         6832/0121        Tablets 50mg         Ashbourne Pharmaceutical (Holdings) Ltd      GALEN
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0122        Tablets 100mg        Ashbourne Pharmaceutical (Holdings) Ltd      GALEN
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Beclometasone       6832/0059        Nasal Spray/mcg pom  Dallas Burston Healthcare Ltd                Chiesi/Jensa
                    16900/0021
                    'P' Product
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Isosorbide          6832/0110        Tablets 60mg         Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
mononitrate
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0132        Tablets 25mg         Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0135        Tablets 50mg         Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
                    6832/0134        Tablets 40mg
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    16900/005        Capsules 25mg        Dallas Burston Healthcare Ltd                Pharmatec/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    16900/004        Capsules 50mg        Dallas Burston Healthcare Ltd                Pharmatec/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Ketoprofen          6832/0131        200mg CR             Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Cimetidine          12248/0001       Tablest 200mg        Bartholomew Rhodes                           Clonmel
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    12248/0002       Tablets 400mg        Bartholomew Rhodes                           Clonmel
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    12248/0003       Tablets 800mg        Bartholomew Rhodes                           Clonmel
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Diltiazem           6832/0113        Capsules 120mg       Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0114        Capsules 180mg       Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0115        Capsules 240mg       Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    6832/0116        Capsules 300mg       Ashbourne Pharmaceutical (Holdings) Ltd      Valpharma/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Aspirin             16900/0031       300mg EC 100 & 30's  Dallas Burston Healthcare Ltd                Custom/Unit 2
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Ipratropium         16900/0041       Nebuliser 250mg/ml   Dallas Burston Healthcare Ltd                Holopack/Jensa
                    16900/0040       1 & 2ml
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Salbutamol          16900/0006       Nebuliser 1mg/ml &   Dallas Burston Healthcare Ltd                Holopack/Jensa
                    16900/0007       2mg/ml
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Saline              16900/0008       Diluent 2.5ml        Dallas Burston Healthcare Ltd                Holopack/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
                    Medical Device   Irrigation 20ml      Dallas Burston Healthcare Ltd                Holopack/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------
Terbutaline         14641/0005       Nebuliser 2.5mg/ml   Chargelink                                   Holopack/Jensa
------------------- ---------------- -------------------- -------------------------------------------- --------------------

PART 2 - DEVELOPMENTS PROJECTS
Projects which are currently being progressed from submission with the MCA to approval or where dossiers are being compiled for approval. All are in the name of Dallas Burston Healthcare.

--------------------------- ----------------------------------- ----------------------------- ----------------------
        ID NUMBER                        PRODUCT                       MANUFACTURER/
                                                                           PACKER
--------------------------- ----------------------------------- ----------------------------- ----------------------
           2012             Calcium chews 500mg                 Dales/Unit 2
        16900/0001
                            ----------------------------------- ----------------------------- ----------------------
        16900/0002          Calcium chews 1g                    Ditto
--------------------------- ----------------------------------- ----------------------------- ----------------------
           2032             Paracetamol & codeine               Wrafton/Jensa
        16900/0003          capsules 500/30mg
--------------------------- ----------------------------------- ----------------------------- ----------------------
           2043             Temazepam tablets 10 and 20mg       Dales/Jensa
        16900/0029
        16900/0030
--------------------------- ----------------------------------- ----------------------------- ----------------------
           2046             Tramadol capsules                   Wrafton/Jensa
        16900/0010
--------------------------- ----------------------------------- ----------------------------- ----------------------
           2034             Paracetamol & codeine               Sipharm
                            effervescent tablets 500/30mg
--------------------------- ----------------------------------- ----------------------------- ----------------------
           2033             Paracetamol & codeine tablets       Dales/Jensa
                            500/30mg
--------------------------- ----------------------------------- ----------------------------- ----------------------

PART 3 - PRODUCTS MARKETED BY BARTHOLOMEW RHODES WHERE THE LICENCE IS HELD BY A THIRD PARTY

------------------------------------- ----------------------------------------- -----------------------------------
              PRODUCT                              TYPE/STRENGTH                          LICENCE HOLDER
------------------------------------- ----------------------------------------- -----------------------------------
Aspirin                               Tablets 75mg EC                           Lilly
------------------------------------- ----------------------------------------- -----------------------------------
Indomethacin                          Capsules 75mg MR                          Benzon Pharma
------------------------------------- ----------------------------------------- -----------------------------------
Diclofenac                            Tablets 75 and 100mg MR                   Valpharma
------------------------------------- ----------------------------------------- -----------------------------------
Naproxen                              Tablets 250 and 500mg EC                  Nycomed
------------------------------------- ----------------------------------------- -----------------------------------

                                   SCHEDULE 9
                               EXCLUDED CONTRACTS

1.       All mobile phones contracts entered into by any of the Companies.

2.       (a)      All and any agreements relating to the following non-marketed products:

                  (i)      Captopril Tablets 12.5, 25 and 50mg;

                  (ii) Folic Acid and Ferrous Gluconate Tablets 100mg fe/0.4mg folic acid/30mg fe0.4mg folic acid;

                  (iii)    Selegiline Tablets 5mg;

                  (iv)     Diltiazem 120mg capsules (for PL 16900/00 18 only);

                  (v)      Sulcralfate 1g tablets, 1g chewable tablets, mixture;

                  (vi)     Tamoxifen 10, 20 and 40mg tablets.

         (b) All and any agreements relating to the following product developments:

                  (i)      Budesonide CR Capsules;

                  (ii)     Budesonide nebuliser suspension;

                  (iii)    Budesonide aqueous nasal spray;

                  (iv)     handheld nebuliser device;

                  (v)      all HFA products including without limitation:

                           Salbutamol;
                           Budesonide;
                           Beclometasone;
                           Fluticasone;

                  (vi)     Nifedipine 30 x 60mg XL tablets;

                  (vii) Salbutamol/Ipratropium nebuliser (for novel delivery systems or for distribution of such products outside the Territory);

                  (viii)   wound dressings;

                  (ix)     Enalapril melt tablets;

                  (x)      Paracetamol/Tramadol capsules;

                  (xi)     Melt formulations in general;

                  (xii)    Calcium and Vitamin D3;

                  (xiii) Diclofenac MR tablets 75 and 100mg (subject to the provisions of clause 5.3);

                  (xiv)    Sodium cromoglycate nebuliser;

                  (xv)     Nifedipine MR tablets 20mg;

                  (xvi)    Bisoprolol 5 + 10mg tablets;

                  (xvii)   Doxasosin 1, 2 + 4mg tablets;

                  (xviii)  Nabumetone tablets;

                  (xix)    Betahistine 8 + 16mg tablets;

                  (xx)     Triamcinolone acetate aqueous nasal spray;

         including for the avoidance of doubt the following Research and Development Agreements:

                  - Agreement (oral budesonide) date 15 August 1998 made between DBHL (1), Danbiosyst UK Limited (2) and BRL
                           (3);

                  - Agreement (nifedipine) undated made between DBHL (1), Danbiosyst UK Limited (2) and BRL(3);

                  -        Agreement (nebulisation) undated made between DBHL
                           (1), Danbiosyst UK Limited (2) and BRL (3);

                  - Agreement (nasal budesonide) undated made between DBHL (1) West Pharmaceutical Services Drug Delivery and Clinical Research Centre Limited (2) and BRL (3);

                  - Agreement (nasal beclomethasane) undated made between DBHL (1) West Pharmaceutical Services Drug Delivery and Clinical Research Centre Limited (2) and BRL (3);

                  - Agreement (nasal triamcinolone) undated made between DBHL (1) West Pharmaceutical Services Drug Delivery and Clinical Research Centre Limited (2) and BRL (3).

         (c) All and any agreements relating to the following marketed products:

         (i)           Medicinal bath oil:            250ml including any bio-medical services manufacturing
                                                      and packing agreement;

         (ii)          Buspirone hydrochloride        including supply agreement made between Orion Corporation
                       tablets 5mg/10mg:              and Ashbourne Pharmaceuticals Limited dated 27 September
                                                      1995.

         (d) All and any agreements relating to the supply of active materials for Budesonide, Nabumetone, Flutamide including the Confidentiality and Supply Agreement made between DBHL and Archimica Spa dated June 1997 the letter of Agreement from Parexel to DBHL dated 12 September 1998, the Secrecy and Confidentiality Agreement between DBHL and Chemi for the supply of Nabumetone Powder dated 3 November 1998, the Supply Agreement between APHL and Harris Pharmaceuticals Limited (undated) and the Secrecy and Confidentiality Agreement between DBHC and Sipharm Sisselnag AG dated 7 May 1998.

3. The obligation to supply Buspirone tablets 5mg and 10mg under the Central Services Agency Regional Supplies Service in Northern Ireland Tender T1964 dated 12 April 1999 for the period 1 May 1999 to 30 April 2001 and the obligation to supply Buspirone Hydrochloride Tablets 5mg and 10mg under the North West (6NW) Tender 99G MOO dated 12 January 1999 for the period 1 March 1999 to 28 February 2001 or any obligations to supply Buspirone tablets 5mg and 10mg.

4.        Invoices for Product Development:

         ------------------------------------------------------------------------------------------------------------
         Company                         Invoicing Party                Amount                    Invoice No's
         ------------------------------------------------------------------------------------------------------------
         Chargelink                      MCA                            L10,055.00                76458
         ------------------------------------------------------------------------------------------------------------
         Various                         MCA                            L11,417.00                -
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L9,133.17                 94644
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L277.35                   94643
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L5,875.00                 94648
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L2,192.81                 94652
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L2,968.64                 94640
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L877.57                   94637
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L10,694.33                94638
         ------------------------------------------------------------------------------------------------------------
         BR                              Danbiosyst                     L12,639.04                94630
         ------------------------------------------------------------------------------------------------------------
         BR                              Quintiles                      L43,170.68                809246
         ------------------------------------------------------------------------------------------------------------
         BR                              Quintiles                      L56,803.03                808820
         ------------------------------------------------------------------------------------------------------------
         BR                              Nilfisk                        L2,914.47                 405031
         ------------------------------------------------------------------------------------------------------------

5. Any agreements or arrangements relating to the day to day operation of facilities at Victors Barns, Brixworth, Northamptonshire including, without limitation, agreements for cleaning, waste removal and laboratory maintenance.

6. Any agreements with consultants including with David Blowers, Fiona Garner and Sue Chambers.

7. Invoice Number: 0102778 from Grant Thornton to BRL in the sum of L8,600.00 plus VAT in the sum of L1,505.00.

8.       BRL's Company Barclaycard.

                                   SCHEDULE 10
                               RETAINED EMPLOYEES

-------------------------------------------------------------------------------
NAME
-------------------------------------------------------------------------------
Ash Kotecha
-------------------------------------------------------------------------------
Ann Ruddock
-------------------------------------------------------------------------------
Rebecca Woollen
-------------------------------------------------------------------------------
Clive Booles
-------------------------------------------------------------------------------
Darren Robinson
-------------------------------------------------------------------------------
David Green
-------------------------------------------------------------------------------
David Guest
-------------------------------------------------------------------------------
Eleanor Maltby
-------------------------------------------------------------------------------
Grant Barnett
-------------------------------------------------------------------------------
Helen Massey
-------------------------------------------------------------------------------
Jane Hughes
-------------------------------------------------------------------------------
Janice Hopcraft
-------------------------------------------------------------------------------
John McClellan
-------------------------------------------------------------------------------
Katie Bayley
-------------------------------------------------------------------------------
Katie Fitchett
-------------------------------------------------------------------------------
Leighton Barnish
-------------------------------------------------------------------------------
Lesley Kluz
-------------------------------------------------------------------------------
Louise Richards
-------------------------------------------------------------------------------
Sam S-Hewitt - Temp Employed until Sept 99
-------------------------------------------------------------------------------
Shamreen Mirza
-------------------------------------------------------------------------------
Shirley Dann
-------------------------------------------------------------------------------
Teresa Heath
-------------------------------------------------------------------------------
Vivien Sum
-------------------------------------------------------------------------------

Signed by DR. DALLAS BURSTON                  )
in the presence of:                           )    Dr. Dallas Burston
                                              )    [signed]
NICOLA FAIRALL
SECKLOE HOUSE, NORTH 13 STREET
MILTON KEYNES
SOLICITOR


Signed by LINDA BURSTON                       )
in the presence of:                           )    Ian Morris
                                              )    [signed as attorney]
NICOLA FAIRALL (AS ABOVE)


Signed by DR. DALLAS BURSTON and              )
IAN MORRIS as Trustees of                     )    Dr. Dallas Burston [signed]
THE DALLAS BURSTON 1999 SETTLEMENT            )    Ian Morris [signed]
in the presence of:                           )
NICOLA FAIRALL (AS ABOVE)


Signed by                                     )
for and on behalf of GALEN HOLDINGS           )    Geoffrey Elliot [signed]
PLC in the presence of:                       )    Alan Armstrong [signed]

RICHARD MCCANN
50 CALEDON ROAD
AUGHNACLOY
ACCOUNTANT